UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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South Jersey Industries, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1 South Jersey Plaza, Folsom, New Jersey 08037
Tel. (609) 561-9000 ● Fax (609) 561-8225 ● TDD ONLY 1-800-547-9085

Notice of Annual Meeting of Shareholders
April 20, 2012

NOTICE IS HEREBY GIVEN that South Jersey Industries, Inc.’s (“Company” or “SJI”)   Annual Meeting of Shareholders will be held at The Mansion on Main Street, 3000 Main Street, Voorhees, New Jersey, on Friday, April 20, 2012, at 10:00 a.m., Eastern Time, for the following purposes:

1.      To elect eight director nominees who are named in the accompanying proxy statement (term expiring 2013).

2.      To hold an advisory vote to approve executive compensation.

3.      To consider and vote on the Executive Management Incentive Compensation Plan.

4.      To consider and vote on the Stock Based Compensation Plan.

5.      To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012.

6.      To transact other business that may properly come before the meeting.

The Board of Directors has fixed the close of business on February 27, 2012 as the record date for determining the company shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the meeting.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or on the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
Gina Merritt-Epps
Corporate Counsel & Secretary
Folsom, NJ
March 20, 2012

YOUR VOTE IS IMPORTANT
PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE
ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR ON THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on April 20, 2012

The Proxy Statement, the Proxy Card and the Annual Report to Shareholders
are available at www.sjindustries.com/108/investor_relations.html

FINANCIAL

Stock Performance	90
Annual Report and Financial Information	90

APPENDIXES

Appendix 1 - 1997 Stock-Based Compensation Plan	91
Appendix 2 - 2012 Annual Incentive Compensation Plan	104

SOUTH JERSEY INDUSTRIES, INC.
1 South Jersey Plaza, Folsom, New Jersey 08037

GENERAL INFORMATION

This statement is furnished on behalf of SJI’s Board of Directors to solicit proxies for use at its 2012 Annual Meeting of Shareholders. The meeting is scheduled for Friday, April 20, 2012, at 10:00 a.m. at The Mansion on Main Street, 3000 Main Street, Voorhees, New Jersey. The approximate date proxy materials will be sent to shareholders is March 20, 2012. A copy of the proxy statement, proxy card and Annual Report to shareholders are available on our website at www.sjindustries.com under the heading “Investors”.

PROXY SOLICITATION

The Company bears the cost of this solicitation, which is primarily made by mail.  However, the Corporate Secretary or company employees may solicit proxies by phone, fax, e-mail or in person, but they will not be separately compensated for these services. The Company may also use a proxy-soliciting firm at a cost not expected to exceed $6,000, plus expenses, to distribute to brokerage houses and other custodians, nominees, and fiduciaries additional copies of the proxy materials and Annual Report to Shareholders for beneficial owners of our stock.

Record Date

Only shareholders of record at the close of business on February 27, 2012 may vote at the meeting. On that date, the Company had 30,249,818 shares of Common Stock outstanding.  Shareholders are entitled to one vote per share on each matter to be acted upon.

Quorum and Vote Required

A quorum is necessary to conduct the meeting’s business. This means holders of at least a majority of the outstanding shares of Common Stock must be present at the meeting, either by proxy or in person. Shareholders elect Directors by a plurality vote of all votes cast at the meeting. The other actions proposed herein require the affirmative vote of a majority of the votes cast at the meeting. The vote required to approve any other matter that may be properly brought before the Annual Meeting will be determined in accordance with the New Jersey Business Corporation Act. Abstentions and broker non-votes will be treated as present to determine a quorum but will not be deemed to be cast and, therefore, will not affect the outcome of any of the shareholder questions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting of Proxies and Revocation

Properly signed proxies received by the Company will be voted at the meeting. If a proxy contains a specific instruction about any matter to be acted on, the shares represented by the proxy will be voted according to those instructions. If you sign and return your proxy but do not indicate how to vote for a particular matter, your shares will be voted as the Board of Directors recommends. A shareholder who returns a proxy may revoke it at any time before it is voted by submitting a later-dated proxy or by voting by ballot at the meeting. If you attend the meeting and wish to revoke your proxy, you must notify the meeting’s secretary in writing prior to the proxy voting.  If any other matters or motions properly come before the meeting, including any matters dealing with the conduct of the meeting, the persons named in the accompanying proxy card intend to vote the proxy according to their judgment. The Board of Directors is not aware of any such matters other than those described in this proxy statement.

Other Matters

Any proposal that a qualified shareholder of the Company wishes to include in the Company’s proxy statement to be sent to shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders that is received by the Company after November 20, 2012 will not be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. To be included, proposals can be mailed to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037. To be a qualified shareholder, a shareholder must have owned at least $2,000 in market value of the Company’s securities for at least one year before the date of the proposal’s submission to the Company.  In compliance with the Company’s bylaws, shareholders must provide the Company with at least 60 days, but no more than 90 days, notice prior to an announced annual meeting date of (i) business the shareholder wishes to raise at the meeting and (ii) persons, if any, the shareholder wishes to nominate for election as directors at that meeting.

The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting of Shareholders to come before the 2012 Annual Meeting.

PROPOSAL 1

DIRECTOR ELECTIONS

At the Annual Meeting, directors are to be elected to the Board to hold office for a one-year term. The Board nominated the following eight persons: Thomas A. Bracken, Keith S. Campbell, Victor A. Fortkiewicz, Edward J. Graham, Sheila Hartnett-Devlin, Walter M. Higgins III, Sunita Holzer and Joseph H. Petrowski. The Board of Directors currently consists of nine members, including the eight nominees and Shirli M. Billings, who will retire from the Board in April 2012. With the exception of Director Holzer, all nominees previously were elected by the Company’s shareholders, and all nominees are currently serving as directors. A third party search firm recommended Director Holzer to the Board. We do not anticipate that, if elected, any of the nominees will be unable to serve. If any should be unable to accept the nomination or election, the persons designated as proxies on the proxy card will vote for the election of another person as the Board of Directors may recommend.

In accordance with its charter, the Governance Committee reviewed the education, experience, judgment, diversity and other applicable and relevant skills of each nominee, and determined that each nominee possesses skills and characteristics that support the Company’s strategic vision. The Governance Committee determined that the key areas of expertise include: enterprise leadership; political/governmental; human resources; legal; utility/energy; finance/financial management; accounting and, enterprise risk management. The Governance Committee concluded that the nominees possess expertise and experience in these areas, and the Board approved the slate of nominees.

The Governance Committee determined that Director Bracken’s areas of expertise and experience include enterprise leadership, finance/financial management, enterprise risk management, and political/governmental. In addition, the Board determined that Director Bracken is financially literate as required by New York Stock Exchange rules and qualifies as an audit committee financial expert as defined by the SEC. Based on Mr. Bracken’s expertise and experience in these areas, the Governance Committee determined that Mr. Bracken should serve as a Director for the 2012 – 2013 term.

The Governance Committee determined that Director Campbell’s areas of expertise include enterprise leadership, enterprise risk management, environmental, finance/financial management, human resources and sales/marketing. Based on Mr. Campbell’s expertise and experience in these areas, the Governance Committee determined that Mr. Campbell should serve as a Director for the 2012 – 2013 term.

The Governance Committee determined that Director Fortkiewicz’s areas of expertise include enterprise leadership, finance/financial management, political/governmental, legal, environmental, enterprise risk management, and the utility/energy industry. Based on Mr. Fortkiewicz’s expertise and experience in these areas, the Governance Committee determined that Mr. Fortkiewicz should serve as a Director for the 2012 – 2013 term.

The Governance Committee determined that Director Graham’s areas of expertise include energy risk management, enterprise leadership, enterprise risk management, environmental, finance/financial management, regulatory, and the utility/energy industry. In addition, the Board determined that Director Graham is financially literate as required by New York Stock Exchange rules and qualifies as a financial expert as defined by the SEC. Having served as the Company’s CEO since 2005, Mr. Graham has significant knowledge regarding the Company’s business and structure.  Based on Mr. Graham’s expertise and experience in these areas, the Governance Committee concluded that Mr. Graham should serve as a Director for the 2012 – 2013 term.

The Governance Committee determined that Director Hartnett-Devlin’s areas of expertise and experience include enterprise leadership, enterprise risk management, and finance/financial management. In addition, the Board determined that Director Hartnett-Devlin is financially literate as required by New York Stock Exchange rules and qualifies as an audit committee financial expert as defined by the SEC. Based on Ms. Hartnett-Devlin’s expertise and experience in these areas, the Governance Committee determined that Ms. Hartnett-Devlin should serve as a Director for the 2012 – 2013 term.

The Governance Committee determined that Director Higgins’ areas of expertise include energy production, energy risk management, enterprise leadership, enterprise risk management, environmental, finance/financial management, human resources, and the utility/energy industry.  In addition, the Board determined that Director Higgins is financially literate as required by New York Stock Exchange rules and qualifies as an audit committee financial expert as defined by the SEC. Based on Mr. Higgins’ expertise and experience in these areas, the Governance Committee concluded that Mr. Higgins should serve as a Director for the 2012 – 2013 term.

The Governance Committee determined that Director Holzer’s areas of expertise include enterprise leadership, human resources, organizational development, succession planning and executive compensation. Based on Ms. Holzer’s expertise and experience in these areas, the Governance Committee concluded that Ms. Holzer should serve as a Director for the 2012 - 2013 term.

The Governance Committee determined that Director Petrowski’s areas of expertise include energy risk management, enterprise leadership, enterprise risk management, environmental, finance/financial management, sales/marketing and the utility/energy industry.  In addition, the Board determined that Director Petrowski is financially literate as required by New York Stock Exchange rules and qualifies as an audit committee financial expert as defined by the SEC. Based on Mr. Petrowski’s expertise and experience in these areas, the Governance Committee concluded that Mr. Petrowski should serve as a Director for the 2012 – 2013 term.

Director Terms

In 2009, the shareholders approved a proposal to amend the Certificate of Incorporation to require the annual election of each director. The Certificate was amended and all directors will stand for election for a one-year term as follows:

●	Directors previously assigned to Class I and Class III and elected at the Company’s 2011 Annual Meeting of Shareholders will stand for election in 2012 and will be elected for a one-year term;

●
Directors previously assigned to Class II and elected at the 2009 Annual Meeting of Shareholders were elected for a three-year term will stand for election in 2012 and will be elected for a one-year term; and

●	Commencing in 2012, all Directors will stand for election annually and will be elected for one-year terms.

NOMINEES

Thomas A. Bracken, age 64, has been a director since 2004. He is also a director of South Jersey Gas Company. Mr. Bracken is a member of SJI’s Audit Committee, the Executive Committee and is chairman of the Corporate Responsibility Committee. He has served as president of the New Jersey Chamber of Commerce since February 2011; president of TriState Capital Bank-New Jersey from January 2008 to February 2011; as president and CEO of Sun Bancorp, Inc. and its wholly-owned subsidiary Sun National Bancorp, Inc., from 2001 to 2007; as executive director of the Public Sector Group, First Union Bank from 2000 to 2001; and, as executive vice president, head of Commercial and Governmental Banking for New Jersey, New York and Connecticut, First Union Bank from 1998 to 2000. Mr. Bracken is the: former chairman, Economic Development Corporation of Trenton, Trenton, NJ; former chairman, New Jersey Chamber of Commerce; and former chairman, New Jersey Bankers Association. Currently, Mr. Bracken serves on the following boards: director and chairman, Finance Committee, Cancer Institute of N.J. Foundation; director, New Jersey Alliance for Action; director, Public Media NJ; director, Einsteins Alley; director and secretary, Bedens Brook Club.

Keith S. Campbell, age 57, has been a director since 2000. He is also a director of South Jersey Energy Company. Mr. Campbell is a member of SJI’s Compensation Committee, the Executive Committee and the Corporate Responsibility Committee. He has served as chairman of the board for Mannington Mills, Inc. since 1995. Mr. Campbell serves on the following boards: trustee, Rowan University Foundation, Glassboro, NJ; director, Skytop Lodge, Inc.; director, Federal Reserve Bank of Philadelphia; director, Executive Committee Member, South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC and South Jersey Resources Group, LLC.

The Board of Directors recommends a vote “FOR” each of the above nominees.

Victor A. Fortkiewicz, age 60, has been a director since 2010. He is also a director of South Jersey Gas Company. Mr. Fortkiewicz is a member of SJI’s Corporate Responsibility Committee and the Governance Committee. He has been Of Counsel, Cullen and Dykman, LLP since October 2011. He served as executive director, New Jersey Board of Public Utilities from 2005 to 2010; as assistant counsel, Office of the Governor in 2005; and as president and director, NUI Utilities & Elizabethtown Gas Company from 2003 to 2004.

Edward J. Graham, age 54, has been a director since 2004 and has served as chairman of the board since April 2005. He is also a director of South Jersey Gas Company. Mr. Graham is chairman of SJI’s Executive Committee. He has served as president and CEO of SJI and South Jersey Gas Company since February 2004. He previously served as president of South Jersey Gas Company from 2003 to 2004; as president of South Jersey Energy Company from 2000 to 2003; as Vice President of SJI from 2000 to 2001; as senior vice president, Energy Management, South Jersey Gas Company from 1998 to 2000. Mr. Graham serves on the following boards: member of the Economic Advisory Council of the Federal Reserve Bank of Philadelphia; director of Choose New Jersey;  director, American Gas Association; director, New Jersey Manufacturers Insurance Company; director, New Jersey Business & Industry Association; director, Atlantic City Chamber of Commerce; director, Public Media NJ; member, William J. Hughes Center for Public Policy; and member, Lloyd Levenson Institute of Gaming, Hospitality & Tourism.

Sheila Hartnett-Devlin, CFA, age 53, has been a director since 1999. She is also a director of South Jersey Energy Company. Ms. Hartnett-Devlin is a member of SJI’s Executive Committee, the Compensation Committee and is chairman of the Audit Committee. She has been senior vice president, American Century Investments since 2008. She held several positions with Cohen, Klingenstein & Marks, Inc. including as managing director, from September 2005 to 2008; executive vice president from 1997 to 2004; senior vice president from 1991 to 1997; vice president from 1985 to 1991; and, chairman, Global Investment Committee from 1996 to 2004. She was also a member of the Investment Policy Committee of Fiduciary Trust Company International from 1995 to 2004. Ms. Hartnett-Devlin serves on the following boards: member, New York Society of Security Analysts; director, Mercy Investment Services, Inc.; member, Investment Committee; director, Mannington Mills, Inc.; Executive Committee member, South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

The Board of Directors recommends a vote “FOR” each of the above nominees.

Walter M. Higgins III, age 67, has been a director since 2008. He has been SJI’s Lead Independent Director since November 2010. He is also a director of South Jersey Energy Company. Mr. Higgins is a member of SJI’s Executive Committee, the Audit Committee and the Governance Committee. He is the retired chairman, president, and CEO of Sierra Pacific Resources (now called NVEnergy). Mr. Higgins serves on the following boards: member of the board of Ram Power, Corp.; member of the board of TAS Energy, member of the board of AEGIS, director, Imperial Holdings; trustee of the Foundation of St. Mary’s Hospital of Reno, NV; trustee of Sierra Nevada College; chairman of the board of trustees of The Nature Conservancy - Nevada Chapter; Executive Committee Member, South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

Sunita Holzer, age 50, has been a director since 2011. She is also a director of South Jersey Gas Company. Ms. Holzer is a member of SJI’s Compensation Committee and the Governance Committee. She has served as executive vice president, chief human resources officer, Chubb Insurance Company since 2003. Ms. Holzer serves on the following boards: chairman of the Organization and Compensation Committee, New Jersey Battered Women Services; and, advisory board member, National Council for Research on Women.

Joseph H. Petrowski, age 57, has been a director since 2008. He is also a director of South Jersey Energy Company. Mr. Petrowski serves as a member of SJI’s Audit Committee and the Compensation Committee. He serves as CEO of the Gulf Oil/Cumberland Farms Groups. Mr. Petrowski serves on the following boards: board member, Financial Economics Institute of Claremont McKenna College; board member, Gulf Acquisition, LLC; board member, Cumberland Farms, Inc.; Executive Committee Member, South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

The Board of Directors recommends a vote “FOR” each of the above nominees.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company’s executive compensation policies and procedures are designed to attract and retain highly qualified named executive officers while linking Company performance to named executive officer compensation which creates shareholder value. The Compensation Committee has a strong pay for performance philosophy; and, as a result, the compensation paid to our named executive officers is generally aligned with the Company’s performance on both a short-term and a long-term basis. Our performance over the last five years provides evidence that our executive compensation policies and procedures were effective in furthering these objectives. We have outperformed the S&P 500 index in four of the last five years and compare favorably to the S&P Utility index. We have also outperformed our peer group in terms of total shareholder return in seven of the last nine years.

For 2011, the executive compensation policies and procedures for our named executive officers consisted of three parts, two of which were again directly linked to the achievement of predefined short-term and long-term performance as follows:

Annual cash awards paid to our named executive officers were tied to Company performance, based on earnings per share targets and an individual balanced scorecard approach that measured both financial and non-financial goals.

Long-term incentive compensation consisted of restricted stock grants that are earned based on the Company’s relative shareholder return measured against our peer group over a three-year period.

We believe these components of compensation for our named executive officers provide the proper incentives to align compensation with the Company’s performance while enhancing shareholder value. Our performance over the last several years confirms that our pay for performance philosophy is successful. Specifically, if the Company’s performance results meet or exceed pre-established performance targets or if our relative shareholder return over a three-year period exceeds our peer group, named executive officers have an opportunity to realize significant additional compensation through annual cash awards and long-term equity awards. In addition, the Company’s stock ownership guidelines require our named executive officers to own shares of Company stock which align with shareholder interests. We believe this pay for performance philosophy is integral to the Company’s performance and shareholder value over the long term.

Please see the “Compensation Discussion and Analysis” beginning on page 27 of this Proxy statement for a more detailed discussion of executive compensation policies and procedures for our named executive officers.

Under SEC rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders with a separate non-binding shareholder vote to approve the compensation of our named executive officers, including the “Compensation Discussion and Analysis”, the compensation tables, and any other narrative disclosure in this Proxy statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation policies and procedures as described in this proxy statement. Shareholders may also abstain from voting. Accordingly, shareholders are being asked to approve the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.

Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling any decision by the Board.  However, the Compensation Committee values the opinions expressed by shareholders and expects to take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the non-binding resolution approving the executive compensation of our named executives.

PROPOSAL 3

APPROVAL OF THE EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN

Upon recommendation of the Compensation Committee (“Committee”), the Board of Directors has adopted the SJI 2012 Annual Incentive Compensation Plan (“Plan”), and recommends that the stockholders approve the Plan effective as of January 1, 2012 for awards earned during a five-year period thereafter (through December 31, 2016).

The principal provisions of the Plan are summarized below.  A copy of the Plan is attached as Appendix 2.

Purpose:  The purpose of the Plan is to permit the Company to provide annual performance incentives that link the compensation of selected key executives to certain key performance objectives and to reward them, when appropriate, for their efforts in optimizing the Company’s profitability and growth consistent with sound and ethical business practices.  This Plan links the compensation of the executive with his/her performance, and provides a direct correlation with the Company’s performance and its value to our stockholders.  The Company has structured the Plan so that any compensation paid pursuant to the Plan will be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Under Section 162(m) of the Internal Revenue Code, as amended, the amount of compensation earned by the Chief Executive Officer, and the Company’s four other most highly paid executive officers in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1 million per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation.

Administration: The Committee will administer the Plan and will have final authority to construe and interpret it.  The Committee will annually select those executive officers and other key executives eligible to participate in the Plan and will establish specific Performance Targets and an objective formula or standard to determine the maximum awards payable to each participating executive.  The Committee has sole discretion to determine the form, amount and terms of each Award, which need not be uniform among the persons eligible to receive Awards.

Participation:  If the Plan is approved by stockholders, the CEO, Named Executive Officers and other Company Executive Officers will be eligible to be designated as Participants in the Plan by the Compensation Committee.

Plan Benefits:  As described above, on an annual basis, the Committee must select the executive officers eligible to participate in the Plan.  For 2012 the performance target will be set at growth of 5% over prior year final actual earnings per share.

Performance Targets: Under the Plan, the Performance Targets may be based on one or more of the following predetermined business goals as defined in the Plan: (i) stock price; (ii) earnings per share (“EPS”); (iii) operating income; (iv) return on equity or assets; (v) cash flows from operating activities; (vi) EBITDA; (vii) overall sales growth; (viii) expense reduction or expense management; (ix) market position; (x) total shareholder return (“TSR”); (xi) return on investment; (xii) earnings before interest and taxes (EBIT); (xiii) consolidated net income; (xiv) return on assets or net assets; (xv) economic value added; (xvi) shareholder value added; (xvii) cash flow return on investment; (xviii) net operating profit; (xix) net operating profit after tax; (xx) return on capital or equity; (xxi) membership goals; or (xxii) any combination, including one or more ratios, of the foregoing.

The Committee may determine at the time the Performance Targets are established that certain adjustments will be made in evaluating whether the Performance Targets were met to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets, including goodwill; (vi) the impact of restricting or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.

Each of the adjustments may relate to the Company as a whole or any part of the Company’s business operations.  The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.  In addition to the foregoing, the Committee shall adjust any Performance Targets or other features of an Award that relate to the value of, any Shares of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of Shares or other similar changes in such stock.  The Committee also has the discretion to decrease an award.

Award Payments: Under the Plan, all selected officers or key employees, including the Named Executive Officers could be eligible for a bonus each year.  The precise percentage earned shall be based upon a schedule of achievement of Performance Targets determined each year by the Committee.

The Committee has sole discretion to determine whether to actually pay any or the entire permissible Award or to defer payment of any Award.  The Committee is also authorized to establish additional conditions and terms of payment for Awards, including the achievement of other or additional financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.  Although the Committee may waive any additional conditions and terms, it may not waive the basic Performance Targets as to the business criteria chosen for any Performance Period.

Awards earned will be paid on or before March 15 of the year following the year with respect to which it was earned, or such earlier date as may be required under the Internal Revenue Code to make the payments deductible under the Internal Revenue Code for the fiscal year in which they were earned.

Amendments: The Committee may from time to time amend, suspend or terminate the Plan in whole or in part, but no amendment will be effective without Board and/or stockholder approval if such approval is required to satisfy the requirements of Section 162(m), the Securities Exchange Act of 1934, as amended, or any New York Stock Exchange regulation.

The Board of Directors recommends a vote “FOR” the approval of the Executive Management Incentive Compensation Plan.

PROPOSAL 4

APPROVAL OF THE SOUTH JERSEY INDUSTRIES, INC. 1997 STOCK-BASED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2012)

Purpose:  The purpose of the Plan is to enable the Company to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) and non-employee directors of the Company by providing such persons with additional incentive to devote themselves to the Company’s future success and to improve the Company’s ability to attract, retain and motivate persons upon whom the Company’s sustained growth and financial success depend, by: (i) providing incentive compensation opportunities competitive with those of other major companies; (ii) providing performance-related incentives that motivate superior performance; and (iii) providing such persons with the opportunity to acquire or increase their ownership interest in the Company and to thereby acquire a greater stake in the Company and a closer identity with it.

This Plan is intended to comply with Section 162(m) of the Code with respect to qualified performance-based Awards that may be awarded by the Committee to Eligible Participants. For this purpose, an Award constitutes qualified performance-based compensation to the extent that it is granted by the Committee on account of the attainment of one or more pre-established, objective performance goals established by the Committee, the material terms of which are disclosed to the Company’s shareholders and satisfaction of such performance goals are certified by the Committee.

A copy of the Plan is attached as Appendix 1.

Administration:  The Plan will be administered by the Board’s Compensation Committee  or such other committee, consisting of two or more directors who, unless the Board determines otherwise, are “outside directors” (within the meaning of Section 162(m) of the Code) and “non-employee directors” (within the meaning of Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934) as may be determined by the Board.

Participation:  An Option, Stock Appreciation Right (“SAR”) or Restricted Stock Grant (“grant”) may be granted to those Eligible Participants who are designated by the Committee as eligible to receive an Option, SAR or grant.

Plan Benefits:  As described above, the Committee must select executive officers eligible to participate in the Plan.  For 2012, the performance target will be based on total shareholder return relative to a predetermined peer group and earnings per share goal.

Performance Goals:  “Performance Goal” means the annual consolidated earnings per share from the Company’s continuing operations, or any other goal that is established at the Committee’s discretion including, among other things: (i) the price of Shares; (ii) the Company’s market share (or any business unit thereof); (iii) sales by the Company (or any business unit thereof); (iv) return on equity of the Company; (v) costs of the Company (or any business unit thereof); or (vi) the Company’s total shareholder return and earnings per share growth as measured against comparable returns/earnings of peer companies.  The Committee shall have sole discretion to determine specific targets within each category of Performance Goals.

Award Payments:  Under the Plan, all selected executive officers or key employees, including the Named Executive Officers could be eligible for a bonus each year.  The precise percentage earned shall be based upon a schedule of achievement of Performance Targets determined each year by the Committee.

Awards earned will be paid on or before March 15 of the year following the year with respect to which it was earned, or such earlier date as may be required under the Internal Revenue Code to make the payments deductible under the Internal Revenue Code for the fiscal year in which they were earned.

Amendments:  The Committee may from time to time amend, suspend or terminate the Plan in whole or in part, but no amendment will be effective without Board and/or stockholder approval if such approval is required to satisfy the requirements of Section 162(m), the Securities Exchange Act of 1934, as amended, or any New York Stock Exchange regulation.

The Board of Directors recommends a vote “FOR” the approval of the South Jersey Industries, Inc. 1997 Stock-based Compensation Plan.

PROPOSAL 5

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee and the Board of Directors, subject to the approval of the shareholders, reappointed Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for 2012. Unless otherwise directed, proxies will be voted “FOR” approval of this appointment. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes cast at the meeting, other auditors will be considered by the Audit Committee.

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm during 2011. During 2011, the audit services performed for the Company consisted of  audits of the Company’s and its subsidiaries’ financial statements and attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 and the preparation of various reports based on those audits, services related to filings with the Securities and Exchange Commission and the New York Stock Exchange, and audits of employee benefit plans as required by the Employee Retirement Income Security Act. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the Independent Registered Public Accounting Firm.

SECURITY OWNERSHIP

DIRECTORS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 27, 2012, of: (a) each current and nominee for director; (b) our principal executive officer, principal financial officer, the three other most highly compensated executive officers during 2011 (collectively, the “Named Executives”); and (c) all of the directors and Named Executives as a group.

	Number of Shares of Common Stock (1)		Percent of Class

Shirli M. Billings	12,633	(2)	*
Thomas A. Bracken	16,792	(2)	*
Keith S. Campbell	12,834	(2)	*
Jeffrey E. DuBois	19,386		*
Victor A. Fortkiewicz	4,460	(2)	*
Edward J. Graham	68,478		*
Sheila Hartnett-Devlin	7,406	(2)	*
Walter M. Higgins III	5,749	(2)	*
Sunita Holzer	1,238	(2)	*
David A. Kindlick	55,882		*
Kevin D. Patrick	4,921
Joseph H. Petrowski	5,999	(2)	*
Michael J. Renna	25,320		*
All directors, nominees for director and executivofficers as a group (13 persons)	241,098		1%

* Less than 1%.

Notes:

(1)
Based on information furnished by the Company’s directors and executive officers. Unlessotherwise indicated, each person has sole voting and dispositive power with respect to the Common Stock shown as owned by him or her.

(2)	Includes shares awarded to each director under a Restricted Stock Program for Directors.

Stock Ownership Requirements

The Board of Directors believes significant ownership of Company Common Stock better aligns the interests of management with that of the Company’s shareholders. Therefore, in 2001 the Board of Directors enacted the following stock ownership requirements for officers and directors:

●	The Chief Executive Officer is required to own shares of Company Common Stock with a market value equal to a minimum of three times his or her annual base salary;

●	Other executive officers are required to own shares of Company Common Stock with a market value equal to a minimum of one and one-half times their annual base salary;

●	Other officers are required to own shares of Company Common Stock with a market value equal to a minimum of their annual base salary;

●
Shares owned outright will be combined with vested restricted shares awarded under the Stock-Based Compensation Plan and vested shares beneficially owned through any employee benefit plan for purposes of determining compliance with the stock ownership requirement for officers. Current officers will have a period of six years from the original date of adoption and newly elected or promoted officers will have a period of six years following their election or promotion to a new position to meet these minimum stock ownership requirements; and

●
Members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of a Director’s annual cash retainer for board service. Shares owned outright will be combined with restricted shares awardedas part of the annual stock retainer for the purpose of meeting these requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s directors and executive officers  to file reports with the Securities and Exchange Commission relating to their ownership of, and transactions in, the Company’s Common Stock. Based on our records and other information, the Company believes that all Section 16(a) filing requirements were met for 2011.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information, as of February 27, 2012, as to each person known to the Company, based on filings with the Securities and Exchange Commission, who beneficially owns 5% or more of the Company’s Common Stock. Based on filings made with the SEC, each shareholder named below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Black Rock Inc.	2,337,435	7.76%
40 East 52nd Street
New York, NY 10022
The Vanguard Group Inc.	1,808,382	5.99%
100 Vanguard Blvd.
Malvern, PA 19355
Neuberger Berman Group LLC	1,843,510	6.116%
605 Third Avenue
New York, NY 10158
EARNEST Partners, LLC	1,640,100	5.5%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS

Leadership Structure

The Chairman of the Board, Edward J. Graham, also serves as the Company’s CEO. The Board of Directors determined that this leadership structure is appropriate based on Mr. Graham’s tenure with the Company, his knowledge of the Company and the energy and utility industries, and his excellent relationship with the Board.

Mr. Graham joined the Company as an Internal Auditor in 1981 and since that time has held various significant positions, including positions in accounting and gas management. He has also served as Vice President and President of the Company and its subsidiaries. As a result of his tenure and broad base of expertise, Mr. Graham successfully directs the Board as it advises management and monitors performance.

To ensure sustained leadership when it is inappropriate for Mr. Graham to act as Chairman, the Board elected Director Higgins to serve as Lead Independent Director in April 2011.

The Lead Independent Director is an independent member of the Board elected annually by a majority of the independent directors. The Lead Independent Director presides over all meetings of the Board’s independent directors and non-management directors. The Board convenes an executive session of the independent directors at each meeting. The Lead Independent Director consults with the Chairman on agenda matters for the Board, and aids and assists the Chair and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company. The Lead Independent Director functions in an advisory capacity to, and works closely with, the Chair on issues related to the Board.

Independence of Directors

The Board adopted Corporate Governance Guidelines that require the Board to be composed of a majority of directors who are “independent directors” as defined by the rules of the New York Stock Exchange. No director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. When making “independence” determinations, the Board considers all relevant facts and circumstances, as well as any other facts and considerations specified by the New York Stock Exchange, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. As a part of its Corporate Governance Guidelines, the Board established a policy that Board members may not serve on more than four other boards of publicly traded companies. SJI’s Corporate Governance Guidelines are available on our website at www.sjindustries.com under the heading “Investors”.

The Board  determined that directors Bracken, Campbell, Fortkiewicz, Hartnett-Devlin, Higgins, Holzer and Petrowski, constituting all of the non-employee directors, meet the New York Stock Exchange standards and our own standards noted above for independence and are, therefore, considered to be independent directors. Accordingly, during 2011, all but one of the company’s directors was considered to be “independent.” Mr. Graham is not considered independent by virtue of his employment with the Company.

Codes of Conduct

The Company adopted codes of conduct for all employees, officers and directors, which include the code of ethics for our principal executive, our principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002. Additionally, the Company established a hotline and website for employees to anonymously report suspected violations.

Copies of the codes of ethics are available on the Company’s website at www.sjindustries.com/108/corporate_governance.html. Copies of our codes of conduct are also available at no cost to any shareholder who requests them in writing at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037, Attention: Corporate Secretary.

Communication with Directors

The independent directors met four times during 2011. Topics of these independent sessions included CEO performance and compensation and discussions of corporate governance. Director Higgins, the Lead Independent Director chaired the meetings of the independent directors. You may communicate with the Lead Independent Director and chairmen of the Audit, Compensation, Corporate Responsibility and Governance Committees by sending an e-mail to leadindependentdirector@sjindustries.com, auditchair@sjindustries.com, compchair@sjindustries.com, govchair@sjindustries.com, or corpresp@sjindustries.com, respectively, or you may communicate with our outside independent directors as a group by sending an e-mail to sjidirectors@sjindustries.com. The charters and scope of responsibility for each of the Company’s committees are located on the Company’s website at www.sjindustries.com. You may also address any correspondence to the chairmen of the committees or to the independent directors at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Corporate Governance Materials

Shareholders can see the Company’s Corporate Governance Guidelines, Charters of the Audit, Compensation, Corporate Responsibility, Executive and Governance Committees, and the Code of Ethics on the Company’s website at www.sjindustries.com/108/corporate_governance.html. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders without charge upon request to the Corporate Secretary at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors met eight times in 2011. Each director attended 75% or more of the total number of Board meetings and the Board committee meetings on which he or she served.  All current Board members and all nominees for election to the Company’s Board of Directors are required to attend the Company’s annual meetings of stockholders. Attendance is not required if personal circumstances affecting the Board member or director nominee make his or her attendance impracticable or inappropriate. All of the directors attended the 2011 Annual Meeting of Shareholders. During 2011, each of the Company’s directors also served on the Boards or Executive Committees of one or more of South Jersey Gas Company, South Jersey Energy Company, South Jersey Energy Solutions, LLC, Marina Energy, LLC, South Jersey Resources Group, LLC, South Jersey Energy Service Plus, LLC, Energy & Minerals, Inc. and R&T Group, Inc., all of which are Company subsidiaries.

There are five standing committees of the Board: the Audit Committee; the Compensation Committee; the Corporate Responsibility Committee; the Executive Committee; and the Governance Committee.

Audit Committee

The Board’s Audit Committee, which met eight times during 2011, comprised six “independent” directors through April 2011, five “independent” directors from May through December 2, 2011, and four “independent” directors for the remainder of 2011: Sheila Hartnett-Devlin, Chairman; Helen R. Bosley (January – April 2011); Thomas A. Bracken; Walter M. Higgins III; Shahid Malik (January – December 2, 2011) and Joseph H. Petrowski. The Board determined that no member of the Audit Committee has a material relationship that would jeopardize such member’s ability to exercise independent judgment. The Board of Directors designated each member of the Audit Committee as an “audit committee financial expert” as defined by applicable Securities and Exchange Commission’s rules and regulations.   The Audit Committee: (1) annually engages an independent registered public accounting firm for appointment, subject to Board and shareholder approval, as auditors of the Company and has the authority to unilaterally retain, compensate and terminate the Company’s independent registered public accounting firm; (2) reviews with the independent registered public accounting firm the scope and results of each annual audit; (3) reviews with the independent registered public accounting firm, the Company’s internal auditors and management, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing; and (4) considers the possible effect on the objectivity and independence of the independent registered public accounting firm of any non-audit services to be rendered to the Company.

The Audit Committee is also responsible for overseeing the Company’s Risk Management process. At each meeting, the Committee analyzes the guidelines and policies that management uses to assess and manage exposure to risk, and analyzes major financial risk exposures and the steps management has taken to monitor and control such exposure. The Committee presents its findings to the full Board, which is charged with approving the Company’s risk appetite.

At each Audit Committee meeting, management presents an update of the Company’s risk management activities. The Company has two internal Risk Committees that report to the Audit Committee at least quarterly. The SJI Risk Management Committee (RMC), established by the SJI Audit Committee in 1998, is responsible for overseeing the energy transactions and the related risks for all of SJI’s companies. Annually, the Board approves the RMC members.  Committee members include management from key Company areas such as finance, risk management, legal and business operations. The RMC establishes a general framework for measuring and monitoring business risks related to both financial and physical energy transactions, approves all methodologies used in risk measurement, ensures that objective and independent controls are in place, and presents reports to the Audit Committee reflecting risk management activity, including an annual evaluation of risk on an enterprise-wide basis.

A South Jersey Gas Company RMC is responsible for gas supply risk management. Annually, the Board approves the RMC members. Committee members include management from key Company areas such as finance, risk management, legal and gas supply. This RMC meets at least quarterly.

The Audit Committee established policies and procedures for engaging the independent registered public accounting firm to provide audit and permitted non-audit services. The Audit Committee evaluates itself on an annual basis. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.sjindustries.com, under the heading “Investors.” You may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Compensation Committee

The Board’s Compensation Committee, which met five times during 2011, comprised five “independent” directors through April 2011, four “independent” directors from May until November 17, 2011, and five “independent” directors for the remainder of 2011: Keith S. Campbell, Chairman; Dr. Shirli M. Billings; Sheila Harnett-Devlin (May - December 2011); Walter M. Higgins III (January - April 2011); Sunita Holzer (November - December 2011); Shahid Malik (January - April 2011) and Joseph H. Petrowski. The Compensation Committee: (1) is responsible for making grants under and otherwise administering the Company’s Stock-Based Compensation Plan; (2) reviews and makes recommendations to the Board of Directors on the operation, performance and administration of the retirement plans, other employee benefit plans and employment policies; and (3) reviews and makes recommendations to the Board of Directors on forms of compensation, including the performance and levels of compensation of the Company’s officers.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been a Company officer or employee, of any subsidiary or affiliate. During the last fiscal year, none of the Company’s executive officers served on a compensation committee or as a director for any other company.

Corporate Responsibility Committee

 The Board’s Corporate Responsibility Committee , which met three times during 2011, comprised five “independent” directors through April 2011 and four “independent” directors for the remainder of 2011: William J. Hughes, Chairman (January - April 2011); Helen R. Bosley (January - April 2011); Thomas A. Bracken; Keith S. Campbell; Shirli M. Billings (April – December 2011); and Victor A. Fortkiewicz. Thomas A. Bracken was elected Chairman in April 2011. The Committee provides oversight, monitoring and guidance of matters related to corporate and social citizenship, public and legal policy, environmental stewardship and compliance, political activities, sustainability, quality of work life, and economic and social vitality in the communities and markets in which the Company operates. The Committee’s charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

The Committee also oversees the production of the Company’s annual Corporate Sustainability Report, which conveys how the Company links the business with sustainable practices. The 2011 report is available on our website at www.sjindustries.com or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Governance Committee

The Board’s Governance Committee, which met six times during 2011, comprised five “independent” directors through April 2011, four “independent” directors from May through November 17, 2011, five “independent” directors from November 18, 2011 through December 2, 2011, and four “independent” directors for the remainder of the year: Dr. Shirli M. Billings, Chairman; Sheila Hartnett-Devlin (January – April 2011); Victor A. Fortkiewicz;  Walter M. Higgins III (May – December 2011); William J. Hughes (January – April 2011); Sunita Holzer (November – December 2011); and Shahid Malik (January – December 2, 2011). Each Committee member satisfies the New York Stock Exchange’s independence requirements.  Among its functions, the Governance Committee: (1) maintains a list of prospective candidates for director, including those recommended by shareholders; (2) reviews the qualifications of candidates for director (to review minimum qualifications for director candidates please see the Company’s Corporate Guidelines available on our website at www.sjindustries.com under the heading “Investors.” These guidelines include consideration of education, experience, judgment, diversity and other applicable and relevant skills as determined by an assessment of the Board’s needs when an opening exists); (3) makes recommendations to the Board of Directors to fill vacancies and for nominees for election to be voted on by the shareholders; and (4) is responsible for monitoring the implementation of the Company’s Corporate Governance Policy.

The Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current Board make-up and the Company’s strategic forecast. This assessment includes issues of industry experience, education, general business and leadership experience, judgment, diversity, age, and other applicable and relevant skills as determined by an assessment of the Board’s needs. The diversity assessment includes a review of Board composition with regard to race, gender, age and geography.

The Governance Committee will consider nominees for the Board of Directors recommended by shareholders and submitted in compliance with the Company’s bylaws, in writing, to the Corporate Secretary of the Company. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

Executive Committee

The Board’s Executive Committee, which met three times during 2011, comprises the Chairman of the Board, Committee Chairs and the Lead Independent Director, and is chaired by the Chairman of the Board. The Committee currently comprises six directors: Edward J. Graham, Chairman; Dr. Shirli M. Billings; Thomas A. Bracken; Keith S. Campbell; Sheila Hartnett-Devlin; and Walter M. Higgins III. The Executive Committee may act on behalf of the Board of Directors during intervals between Board meetings in managing the Company’s business and affairs.

AUDIT COMMITTEE REPORT

The Board’s Audit Committee comprises four directors, each of whom is independent as defined under the listing standards of the New York Stock Exchange and satisfies the additional independence criteria applicable to Audit Committee members. The Board determined that each member of the Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee’s activities and scope of its responsibilities are set forth in a written charter adopted by the Board, and is posted on the Company’s website at www.sjindustries.com under the heading “Investors”.

In accordance with its charter adopted by the Board of Directors, the Audit Committee, among other things, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. Management is responsible for preparing the Company’s financial statements and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for examining those financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2011, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees, of Regulation S-X”, and by standards of the Public Company Accounting Oversight Board - United States (PCAOB), relating to the audit’s conduct. The Audit Committee also received written disclosures from Deloitte & Touche LLP regarding its independence from the Company that satisfy applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence, and discussed with Deloitte & Touche LLP the independence of that firm.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements and management assessment of the effectiveness of the Company’s internal controls over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee
Sheila Hartnett-Devlin, Chairman
Thomas A. Bracken
Walter M. Higgins III
Joseph H. Petrowski

Fees Paid to the Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee also considered whether the provision of services other than the audit services by the independent registered public accountants to the Company is compatible with maintaining the accountants’ independence. In accordance with its charter, the Audit Committee must pre-approve all services provided by Deloitte & Touche LLP. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The fees for all services provided by the independent registered public accounting firm to the Company during 2011 and 2010 are as follows:

FY 2011			FY 2010

Audit Fees (a)		$1,368,800	Audit Fees (a)		$1,120,776
Fees per Engagement Letter	1,268,400		Fees per Engagement Letter	1,053,000
FY 2010 Audit true up billed	100,400		FY 2009 Audit true up billed	67,776
Audit-Related Fees (b)		105,500	Audit-Related Fees (b)		91,000
Benefit Plan Audits	41,000		Benefit Plan Audits	39,000
SJESP Separate Report	12,000		SJESP Separate Report	-
South Jersey Energy Company	7,500		South Jersey Energy Company	-
LVE Audit	45,000		LVE Audit	52,000
Tax Fees (c)		27,000	Tax Fees (c)		25,000
Form 5500	7,000		Form 5500	6,000
Review of Federal Tax Return	20,000		Review of Federal Tax Return	19,000
All Other Fees			All Other Fees
Total		$1,501,300	Total		$1,236,776

(a) Fees for audit services billed or expected to be billed relating to fiscal 2011 and 2010 include audits of the Company’s annual financial statements, evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b) Fees for audit-related services provided during fiscal 2011 and 2010 consisted of employee benefit plan audits, other, compliance audits, and, registrar audits.

(c) Fees for tax services provided during fiscal 2011 and 2010 consisted of tax compliance. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and Federal, state and local income tax return assistance.

COMPENSATION OF DIRECTORS

In 2010, SJI’s Director Compensation Program comprised the following components:

1)       An annual cash retainer payable monthly;
2)       Meeting fees;
3)       Annual restricted stock grant with a three-year vesting period and;
4)       Additional retainers for the Lead Independent Director and Committee Chairs

In 2010, the Board engaged Frederic W. Cook & Co., Inc. (“Cook”) as its consultant to review the Company’s Director Compensation Program (“Program”) to ensure that the Board attracts and retains highly qualified directors. Cook evaluated total compensation and the structure of the Director Compensation programs. For that study, the reference points were the director compensation of the Company’s peer companies - AGL Resources Inc., Atmos Energy Corp., Black Hills Corp., CH Energy Group Inc., Chesapeake Utilities Corp., Energen Corp., Laclede Group Inc., New Jersey Resources Corp., Nicor Inc., Northwest Natural Gas Co., Piedmont Natural Gas Co., Southern Union Co., Southwest Gas Corp., Vectren Corp. and WGL Holdings Inc. Cook made the following findings regarding the 2010 Program:

●	SJI director total compensation approximated the peer group median on a “per director” basis, consistent with the Company’s targeted competitive positioning.

●	Cash compensation was between the 25th percentile and median.

●	Equity compensation was between the median and the 75th percentile.

●
The structure of SJI’s director compensation program was generally consistent with peer group practice, however, SJI’s differentiated Committee meeting fee structure was administratively complex and was not consistent with peer group practice (i.e., majority of peers have a flat fee structure).

●	Audit and Compensation Committee chair retainers approximated the median.

●	Governance Committee chair retainer of $5,000 was at the 25th percentile; peer group median retainer was $6,000.

●	Two elements of SJI director compensation program were not consistent with emerging trends and potentially could be perceived as compromising director independence:

●	Restricted stock unit vesting period was three years. The majority of SJI peer companies grant equity awards that have vesting periods of one year or less.

●	Providing life insurance and accident insurance are no longer a prevalent practice.

Cook substantiated their findings with regard to Director compensation with the following information:

Director Cash Compensation

	Board							Committee

	Annual Cash Retainers

Company	Presiding Director1		Non- Executive Chairman(1)	Board Member	Fees per Meeting		Total Mtg. Fees(2)	Member Retainers	Fees per Meeting		Total Mtg. Fees(3)		Total Cash Compensation

				A	B		C=B*12	D	E		F=E*9		G=A+C+D+F
AGL Resources	$20,000			$35,000	$2,000		$24,000		$2,000		$18,000		$77,000
Atmos Energy	25,000			75,000									75,000
Black Hills	15,000			36,000	1,250		15,000		1,250		11,250		62,250
CH Energy Group	7,500			60,000									60,000
Chesapeake Utilities			$80,000	18,500	1,200	(4)	14,400		750	(4)	6,750		39,650
Energen	3,000			51,000	1,500		18,000	1,500	1,500		13,500		84,000
Laclede Group	12,000			55,000	2,000		24,000		1,000		9,000		88,000
New Jersey Resources	10,000			35,000	1,500		18,000		1,500		13,500		66,500
Nicor		(5)		50,000	1,500		18,000						68,000
Northwest Natural Gas			60,000	80,000	1,500		18,000		1,500		13,500		111,500
Piedmont Natural Gas	10,000			28,000	1,500		18,000		1,500		13,500		59,500
Southern Union	10,000			90,000									90,000
Southwest Gas	50,000			40,000	1,650		19,800		1,650		14,850		74,650
Vectren		(5)		30,000	1,250		15,000		1,250		11,250		56,250
WGL Holdings	5,000			50,000	1,500	(6)	18,000		1,500	(6)	13,500		81,500

Prevalence	67		20%	100%	80%		80%	7%	73%		73%		100%
75th Percentile	$14,250			$57,500	$1,538		$18,450	$1,500	$1,500		$13,500		$82,750
Median	10,000			50,000	1,500		18,000	1,500	1,500		13,500		74,650
25th Percentile	8,125			35,000	1,438		17,250	1,500	1,250		11,250		61,125

SJI	$12,500			$40,000	$1,500		$18,000	$0	$750	(7)	$9,525	(8)	$67,525

Notes:

Percentiles exclude zeros, are independently arrayed, and therefore do not add across

1	Amounts shown here represent retainers in excess of regular Board retainer

2	Assumes attendance at 12 Board meetings (number of SJI Board meetings in fiscal 2009)

3	Assumes attendance at 9 committee meetings (number of estimated committee meetings per director in fiscal 2009)

4
Represents fees for Board and Committee meetings held on the same day. If more than one Committee meeting is held (without a Board meeting) directors receive $1,000 for the first Committee meeting and an additional $750 for each subsequent Committee meeting attended on that same day

5	Company has a presiding director, but does not provide additional compensation for the position

6	Represents fees for Board and Committee meetings held on the same day. If meetings are held on different days the fee is $1,200 per meeting

7	$750 on Board meeting day, $1,500 meeting fee for first committee meeting held on a non-board day, $750 per additional committee meeting held on a non-board day

8	Average committee meeting fee per director based on aggregate fees divided by the number of non-employee directors

Director Equity Compensation

			Stock Options		Full-Value Shares

Company	Description of Grants	Share Price1	Annual	Present Value	Annual	Initial2	Present lue	Total Equity Value

		A	B	E=A*(B*4 +C)/5*D	F	G	H=A*(F*4+ G)/5	I=E+H

AGL Resources	Initial grant of 1,000 common shares and an annual grant of common stock valued at $70,000; immediately vested	$38.36			1,825	1,000	$63,672	$63,672
Atmos Energy	Annual grant of 2,500 phantom stock units; immediately vested	$29.25			2,500		$73,125	$73,125
Black Hills	Annual grant of restricted stock valued at $50,000; 1-year vesting on a quarterly basis	$31.20			1,603		$50,000	$50,000
CH Energy Group	Annual grant of phantom shares valued at $65,000; immediately vested and deferred until termination of Board service	$44.16			1,472		$65,000	$65,000
Chesapeake Utilities	Annual grant of 650 shares of common stock; immediately vested	$36.22			650		$23,543	$23,543
Energen	Annual grant of common stock valued at $72,000; immediately vested	$45.72			1,575		$72,000	$72,000
Laclede Group	Initial grant of 800 restricted shares and an annual grant of 1,600 restricted shares; shares vest on directors 65th birthday	$34.42			1,600	800	$49,565	$49,565
New Jersey Resources	Annual grant of 1,200 common shares; immediately vested	$39.22			1,200		$47,064	$47,064
Nicor	Annual cash award with value equal to 1,200 common shares; immediately vested	$45.82			1,200		$54,984	$54,984
Northwest Natural Gas	Directors do not receive equity grants	$47.45
Piedmont Natural Gas	Annual grant of $30,000 required to be invested in company stock; immediately vested	$29.00			1,034		$30,000	$30,000
Southern Union	Annual grant of 1,000 restricted shares and stock options equal to the grant date value of 4,000 restricted shares; 1-year vesting	$24.06	14,648	$96,240	1,000		$24,060	$120,300
Southwest Gas	Annual grant of 1,550 restricted stock units; 3-year vesting	$33.59			1,550		$52,065	$52,065
Vectren	Annual grant of stock unit awards valued at $40,000; 1-year vesting	$25.87			1,546		$40,000	$40,000
WGL Holdings	Annual grant of 1,800 common shares; immediately vested	$37.78			1,800		$68,004	$68,004

Prevalence			7%	7%	93%	13%	93%	93%
75th Percentile							$64,668	$67,253
Median							51,032	53,524
25th Percentile							41,766	47,689

SJI	Annual grant of restricted stock valued at $60,000; 3-year vesting	$49.47			1,213		$60,000	$60,000

Notes:

Percentiles exclude zeros, are independently arrayed, and therefore do not add across

1	Closing share price on 09/30/10; binomial values calculated using ASC Topic 718 assumptions from most recent annual report

2	Initial grants are annualized over a five-year period; assumes directors do not receive both an initial grant and an annual grant in the same year unless otherwise stated

Director Total Compensation

	Cash Compensation		Equity Compensation

Company	Board Retainer	Total Cash	Options	Full-Value Shares	Total Equity	Total Comp.	Non- Employee Directors	Aggregate Cost

AGL Resources	$35,000	$77,000		$63,672	$63,672	$140,672	11	$1,547,392
Atmos Energy	75,000	75,000		73,125	73,125	148,125	13	1,925,625
Black Hills	36,000	62,250		50,000	50,000	112,250	9	1,010,250
CH Energy Group	60,000	60,000		65,000	65,000	125,000	8	1,000,000
Chesapeake Utilities	18,500	39,650		23,543	23,543	63,193	11	695,123
Energen	51,000	84,000		72,000	72,000	156,000	10	1,560,000
Laclede Group	55,000	88,000		49,565	49,565	137,565	8	1,100,518

New Jersey Resources	35,000	66,500		47,064	47,064	113,564	10	1,135,640
Nicor	50,000	68,000		54,984	54,984	122,984	12	1,475,808
Northwest Natural Gas	80,000	111,500				111,500	10	1,115,000
Piedmont Natural Gas	28,000	59,500		30,000	30,000	89,500	12	1,074,000
Southern Union	90,000	90,000	96,240	24,060	120,300	210,300	8	1,682,400
Southwest Gas	40,000	74,650		52,065	52,065	126,715	11	1,393,860
	30,000	56,250		40,000	40,000	96,250	10	962,500
WGL Holdings	50,000	81,500		68,004	68,004	149,504	7	1,046,528

Prevalence	100%	100%	7%	93%	93%	100%		100%
75th Percentile	$57,500	$82,750			$67,253	$144,399	11	$1,511,600
Median	50,000	74,650			53,524	125,000	10	1,115,000
25th Percentile	35,000	61,125			47,689	111,875	9	1,028,389

SJI	$40,000	$67,525		$60,000	$60,000	$127,525	10	$1,275,250

Notes:

Percentiles exclude zeros, are independently arrayed, and therefore do not add across

Director Pay Mix

		Equity Compensation

Company	Cash Comp.	Options	Full-Value Shares	Total	Total Comp.

AGL Resources	55%		45%	45%	100%
Atmos Energy	51%		49%	49%	100%
Black Hills	55%		45%	45%	100%
CH Energy Group	48%		52%	52%	100%
Chesapeake Utilities	63%		37%	37%	100%
Energen	54%		46%	46%	100%
Laclede Group	64%		36%	36%	100%
New Jersey Resources	59%		41%	41%	100%
Nicor	55%		45%	45%	100%
Northwest Natural Gas	100%			0%	100%
Piedmont Natural Gas	66%		34%	34%	100%
Southern Union	43%	46%	11%	57%	100%
Southwest Gas	59%		41%	41%	100%
Vectren	58%		42%	42%	100%
WGL Holdings	55%		45%	45%	100%

75th Percentile	61%			46%	100%
Average	59%			41%	100%
Median	55%			45%	100%
25th Percentile	54%			39%	100%

SJI	53%		47%	47%	100%

Notes:

Percentiles exclude zeros, are independently arrayed, and therefore do not add across

Committee Retainers

	Audit Committee		Compensation Committee		Nominating & Governance Committee

Company	Chair1	Member	Chair1	Member	Chair1	Member

AGL Resources	$12,000		$8,000		$6,000
Atmos Energy	5,000		5,000		5,000
Black Hills	10,000		6,000		$6,000
CH Energy Group	10,000		7,500		7,500
Chesapeake Utilities
Energen	12,000	3,000	10,000
Laclede Group	10,000		10,000		6,000
New Jersey Resources	10,000		10,000		5,000
Nicor	15,000		15,000		15,000
Northwest Natural Gas	15,000		10,000		5,000
Piedmont Natural Gas	8,000		5,000		5,000
Southern Union	10,000		10,000		10,000
Southwest Gas	10,000		5,000		5,000
Vectren	7,500		5,000		5,000
WGL Holdings	10,000		7,500		7,500

Prevalence	93%	7%	93%	0%	87%	0%
75th Percentile	$11,500		$10,000		$7,500
Median	10,000		7,750		6,000
25th Percentile	10,000		5,250		5,000

SJI	$10,000		$8,000		$5,000

Notes:

1       Amounts exclude committee member retainers

Based on Cook’s findings and recommendations, in 2011, the Company paid non-employee directors as follows:

1)
All meeting fees, other than those to be paid when a Committee meets in excess of four times per year, were eliminated, and the annual retainer was increased from $40,000 to $70,000 comprising $40,000 for Board service and $30,000 for Committee meetings. For any Committee meetings in excess of four meetings, the Committee members were paid $1,500 per meeting;

2)	Commencing with the restricted stock award granted in January 2012, the vesting period for the Restricted Stock units was reduced from three years to one year;

3)	The life insurance and accident insurance benefits were eliminated for all directors elected after April 2011, and was grandfathered for any directors elected during or before April 2011 and;

4)	The retainer for the Governance Committee chairman was increased from $5,000 to $6,000.

Director Compensation for Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Shirli M. Billings	82,000	65,000		-	-	-	366	147,366
Helen R. Bosley (4)	24,833	65,000		-	-	-	366	92,199
Thomas A. Bracken	79,333	65,000		-	-	-	366	144,699
Keith S. Campbell	79,500	65,000		-	-	-	366	144,866
Victor A. Fortkiewicz (5)	73,000	65,000		-	-	-	366	138,366
Sheila Hartnett-Devlin	89,000	65,000		-	-	-	366	154,366
Sunita Holzer (6)	5,833	-		-	-	-	-	5,833
Walter M. Higgins III	93,000	65,000		-	-	-	366	158,366
William J. Hughes (4)	28,000	65,000		-	-	-	366	93,366
Shahid Malik (7)	71,667	65,000	*	-	-	-	366	137,033
Joseph H. Petrowski	76,000	65,000		-	-	-	366	141,366

*Malik’s shares were forfeited in December 2011 when he resigned from the Board.

Footnotes

(1) Represents the aggregate grant date fair value of restricted common stock awards granted in the respective fiscal year, calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Restricted stock grants to each director were made in January 2011 of 1,222 shares using the average of the daily closing prices for the last two quarters of 2010.

(2) In January 2012, each director listed above, with the exception of Helen Bosley, William J. Hughes and Shahid Malik, who are no longer Directors, received shares of the Company’s Common Stock with a value of $70,046. As of January 2012, each current director, except Directors Fortkiewicz and Holzer, has three outstanding restricted stock grants as follows:

Grant Date	Stock Grant Cash Allocation	# of Shares	Value as of January 4, 2012

2010	$60,000	1,670	$94,489
2011	$60,000	1,222	$69,141
2012	$65,000	1,238	$70,046

(3) Represents group life insurance payments.

(4) Helen Bosley and William J. Hughes’ directorships ended April 2011.

(5) Director Fortkiewicz joined the Board in November 2010 and received his first stock award in January 2011.

(6) Director Holzer joined the Board in November 2011 and received her first stock award in January 2012.

(7) Director Malik resigned from the Board effective December 2, 2011.

CERTAIN RELATIONSHIPS

Mr. Campbell is Chairman of Mannington Mills, Inc., which purchases natural gas from Company subsidiaries.  Commencing January 2004, as a result of winning a competitive bid, another Company subsidiary owns and operates a cogeneration facility that provides electricity to Mannington Mills, Inc.

Review and Approval Policies and Procedures for Related Party Transactions

Pursuant to a policy adopted by the Company’s Governance Committee, the Company’s executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with the Company without the Governance Committee’s or other independent Board committee’s prior consent, in the case it is inappropriate for the Governance Committee to review the transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of these persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Governance Committee for review, consideration and approval. We require all of the Company’s directors, executive officers and employees to report to the Governance Committee any related party transaction. In approving or rejecting the proposed agreement, the Governance Committee shall consider the facts and circumstances available and deemed relevant to the Committee. The Governance Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests, as the Governance Committee determines in the good faith exercise of its discretion.

EXECUTIVE OFFICERS

COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Report

We have reviewed the following Compensation Discussion and Analysis with management.  Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement, Form 10-K and Annual Report for the year ended December 31, 2011.

Compensation Committee
Keith S. Campbell, Chairman
Dr. Shirli M. Billings
Sheila Hartnett-Devlin
Sunita Holzer
Joseph H. Petrowski

The following is a discussion and analysis of our executive compensation programs as they apply to our Chairman/President/Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the next three most highly compensated executive officers who were serving as executive officers in fiscal year 2011 (our “Named Executives”).  Our Named Executives for 2011 were Edward J. Graham, David A. Kindlick, Michael J. Renna, Jeffrey E. DuBois and Kevin D. Patrick.

General Description of Executive Compensation Program and Key Objectives

SJI, as a provider of energy-related products and services, has designed its executive compensation program to advance the Company’s strategic plan and corporate mission, which are rooted in enhancing shareholder value while attracting and retaining qualified executive management to carry out the organization’s work and goals.  To achieve the objectives of the Company’s strategic plan and increase shareholder value, the executive compensation program incorporates a mix of short-term and long-term, performance-based incentives. SJI’s performance over the last five years provides evidence that the executive compensation program was effective in furthering the Company’s business objectives. SJI has outperformed the S&P 500 index in four of the last five years and compares favorably to the returns of the S&P Utility index over the same period.  SJI has outperformed the Company’s peer group used to benchmark long-term incentive compensation in terms of total shareholder return in seven of the last 10 years.  By focusing executive compensation on achievement of annual corporate goals, annual and long-term earnings per share targets and three-year compound annual total shareholder returns, SJI’s executive compensation program is an integral part of SJI’s corporate strategy for improving shareholder value.

Oversight of the Executive Compensation Program

SJI’s executive compensation program is administered by the Compensation Committee (“Committee”) of the Board of Directors. The Committee is comprised of five independent directors.  These directors meet the New York Stock Exchange’s independence standards.  In accordance with its charter, the Committee sets the principles and strategies that guide the design of our employee compensation and benefit programs for our Named Executives.

The Committee annually evaluates the CEO’s performance. The Committee also reviews the recommendations from the CEO regarding the CEO’s evaluation of the CFO and the other Named Executives.  Taking these performance evaluations into consideration, along with recommendations from our compensation consultant (discussed below), the Committee then establishes and approves compensation levels for our Named Executives, including annual base salaries, performance-based annual cash awards and long-term stock incentive awards.  All performance goals for our Named Executives’ annual cash compensation are established at the beginning of each year for use in the performance evaluation process.

The Committee meets regularly in executive sessions without members of management present to evaluate the executive compensation program and reports regularly to the Board of Directors on its actions and recommendations.

In 2010, through a non-binding resolution, the Company’s shareholders approved the overall executive compensation structure. Further the shareholders approved a nonbinding advisory vote to approve executive compensation be held annually.

To assist the Committee in its evaluation of the executive compensation program, the Committee retains an independent compensation consultant.  From 2008 to 2011, the Committee retained Hay Group as it’s compensation consultant.  In 2011, the Committee retained the  Frederic W. Cook & Co., Inc. (“Cook”) to assist in evaluating the executive compensation program.  Cook conducted a review of the executive compensation structure and recommended some modifications that the Committee adopted effective 2012.  For 2011, executive compensation was evaluated based upon the Hay study.

Executive Compensation Principles

The Company’s key compensation objective is to advance the Company’s strategic plan and corporate mission, which are rooted in enhancing shareholder value while attracting and retaining highly qualified executive management to carry out the Company’s work and goals.  The executive compensation program for our Named Executives is based on the following principles and aimed at achieving the objectives of the Company’s strategic plan while increasing shareholder value:

●
Executive compensation should be directly and measurably linked to business and individual performance with a significant portion of the compensation designed to create incentives for superior performance and meaningful consequences for below-target performance.

●	An executive’s total compensation should be competitive with peer companies to attract, retain and motivate high performing business leaders.

●
Executive compensation should align the interests of executives with shareholders so that compensation levels are commensurate with relative shareholder returns and financial performance through the use of performance-based restricted stock.

●
Executive compensation incentive plans should balance short-term and long-term financial and strategic objectives whereby executives are rewarded for the businesses for which they are responsible and for overall Company performance.

●
The process for designing, determining and monitoring executive compensation should be independent of management and use the assistance of independent compensation consultants reporting directly to the Committee.

Compensation Practices

The Company’s current executive compensation structure has been in place since 1998 and applies to all Company officers, including our Named Executives. At that time, a comprehensive study of executive compensation alternatives was undertaken, a primary objective being the creation of a system that aligns the interest of Company shareholders with the financial incentives for executives on a short-term and long-term basis. Subsequently, on a three-year cycle, a compensation structure and market competitiveness study has been completed to ensure that executive compensation structure remained consistent with contemporary compensation methods and tools. Moving forward, the Committee has determined it will review direct compensation (base pay, annual cash and long-term incentives) annually and indirect compensation triennially.

 The most current study, which was conducted in 2011 by Cook, was presented to the Committee in September of 2011 for assessment of compensation for 2012.  As to 2011 compensation, the most recent study was conducted in 2008, when the Committee engaged its then consultant, Hay Group, to provide a market-based study of its executive compensation program, in anticipation of future compensation adjustments. The study was completed and presented to the Committee in July 2008.  Hay Group presented a detailed report that examined the component parts of the executive compensation program as currently applied. Further, the report provided a competitive analysis of how the Company’s Named Executives’ base salaries, annual cash and long-term incentive compensation compare with peer companies in the energy industry and the general business community. The Committee then evaluated and assessed those findings in the context of the Company’s performance over the years and the growth predicted going forward.  Based on input from Hay Group, the Committee refined and further articulated its goals on Named Executivecompensation by deciding to target compensation at the 50th percentile of the competitive market targets managed by the Committee within a range of 20% above or below this actual benchmark. This aligns Named Executive compensation with the stated executive compensation principles set forth above.

The purpose of the Committee targeting the 50th percentile of the competitive market is to provide a level of compensation that is adequate for the Company to be able to attract and retain qualified executives while at the same time protecting shareholder interests. This “middle of the road” compensation philosophy allows that one half of all companies in the competitive market target higher levels of pay than SJI. It also acts to protect shareholders from the risk of overpayments that might result from a higher target pay position (e.g. 75th percentile).

Although pay is targeted at the 50th percentile, actual levels of pay depend on a variety of factors such as tenure and individual and company performance.  The Committee uses a working range of 20% above or below this benchmark to identify any “red flags” that represent outliers in need of special attention and refinement.

In line with our three-year cycle discussed above, the Committee engaged a new full compensation study in 2011.  This study assessed the ongoing viability of the existing compensation structure as currently established and will be used to determine what, if any, modifications need to be made to 2012 compensation.  A full report of that study will be presented in the 2012 proxy.

Along with reviewing pay structure, the Committee reviews and determines the appropriate peer groups for benchmarking purposes. Consistent with our goal of providing competitive compensation, we compare our executive compensation programs to those in place at the identified peer companies.  The Committee, in consultation with Hay Group, selected peers for the three components of executive compensation - base salary, annual performance-based cash awards and long-term, performance-based equity awards.  As a part of the 2008 compensation review, the Hay Group provided an assessment of the applicable peer groups for the Committee.  The Committee adopted the now remaining 14 energy companies for its peer group. In addition to this peer group, for the Named Executives other than the CEO, the Committee also relies on two or more industry specific executive compensation studies (discussed below).  The peer group of 14 similarly sized energy utility companies is used for market comparison for base, total cash compensation and total direct compensation for the CEO.  The peer group includes:

AGL Resources	Atmos Energy Corporation	Black Hills Corporation
CH Energy Group, Inc.	Chesapeake Utilities Corp.	Energen Corporation
Laclede Group, Inc.	New Jersey Resources Corp.	Northwest Natural Gas Co.
Piedmont Natural Gas Co.	Southern Union Co.	Southwest Gas Corporation
Vectren Corp.	WGL Holdings, Inc.

For purposes of benchmarking the long-term incentive program performance and equity awards, the Committee identified an additional peer group that now, due to mergers, is comprised of 39 energy companies against whose performance total shareholder return is gauged.  The peer group includes:

AGL Resources, Inc.	Ameren Corporation	Amerigas Partners LP
Atmos Energy Corp.	Black Hills Corp.	CH Energy Group Inc.
Chesapeake Utilities Corp.	Cleco Corp.	Consolidated Edison, Inc.
Delta Natural Gas Company	Dominion Resources, Inc.	DTE Energy Company
Empire District Electric Co.	Energen Corp.	Equitable Resources, Inc.
Exelon Corporation	Ferrellgas Partners, L.P.	Gas Natural, Inc.
Great Plains Energy Inc.	Laclede Group, Inc.	MGE Energy, Inc.
National Fuel Gas Co.	New Jersey Resources Corp.	Nisource, Inc.
Northwest Natural Gas Co.	NSTAR	Pepco Holdings, Inc.
Piedmont Natural Gas Co	Pinnacle West Capital Corp.	Questar Corp.
RGC Resources, Inc.	Southern Union Co.	Southwest Gas Corp.
Star Gas Partners, LP	Suburban Propane Partners, LP	UGI Corp.
UIL Holdings Corp.	Vectren Corp.	WGL Holdings, Inc.

In addition to the two peer group comparisons discussed above, the Committee uses industry specific compensation studies in evaluating compensation for our Named Executives, other than the CEO.  They include the following three studies:

●	The Hay Group Energy Industry Database (based on size, position or revenues as appropriate)

●	The Hay Group General Industry Database (based on size, position or revenues as appropriate)

●	American Gas Association (AGA) survey data for selected positions.

See Exhibits A and B for the list of companies in each of the studies used by South Jersey Industries, Inc. and Exhibit C for a list of the companies from which proxy data was collected beginning on page 48.

The Committee believes that the peer group data and industry compensation studies give the Committee an independent and accurate view of the market “value” of each position on a comparative basis.  Based on this information and the performance evaluations discussed above, the Committee sets base salary, Total Cash Compensation (TCC = base + annual incentive compensation) and Total Direct Compensation (TDC = TCC + the value of long-term incentives/equity).  In general, long-term incentives are valued based on amounts reported either in the peer group data or in survey data submissions.  Full value equity plans (restricted shares, restricted share units and outright stock awards) are valued at fair value.  Performance-based plans are valued assuming 100% performance is achieved. On a job-by-job basis this market benchmark information is compared to actual SJI levels of pay.

Compensation Components

The Company’s executive compensation structure consists of three parts, two of which are directly linked to achieving predefined short-term and long-term performance goals. These three components were fully implemented with respect to compensation and performance for fiscal year 2000 and each year thereafter including fiscal year 2011. A description of the three components for our Named Executives is set forth below:

●
Base Salary - Base Salary is targeted at the 50th percentile or median of the relevant peer group and/or competitive market. For 2011, the CEO’s base salary was 35% of the targeted TDC and all other Named Executives’ base salary was at an average of 43% of targeted TDC. For 2012, the CEO’s base salary is targeted at 35% of the targeted TDC and our other Named Executives’ base salary is targeted at an average of 44% of the targeted TDC.  The Committee uses both the industry compensation studies and peer group data from Hay Group when establishing the base salaries set forth in the Summary Compensation Table on page 41.

●
Annual Cash Awards - For 2011, annual cash award amounts are based on a percentage of each Named Executives’ base salary.  Each Named Executive pre-established annual cash target is set forth in the Grants of Plan-Based Awards Table. The performance metrics used for our Named Executives are economic earnings per share, financial performance of subsidiaries and individual balanced scorecard objectives and are weighted as set forth in the chart below.

2011 Annual Cash Awards

Metrics

CEO CFO	75% SJI Economic Earnings Per Share	-	25% Specific, measurable, and predefined performance objectives
Subsidiary Lead Executives	25% SJI Economic Earnings Per Share	50% Financial Performance of relevant subsidiary company	25% Specific, measurable, and predefined performance objectives
Other Named Executives	50% SJI Economic Earnings Per Share	-	50% Specific, measurable, and predefined performance objectives

For the economic earnings per share metric, the Committee develops a schedule each year to determine the actual amount of the annual cash award for this metric based on performance. The schedule includes a minimum, target and maximum performance level based on the Company’s earnings per share.  The amount of the annual cash award attributed to this metric is capped at the maximum level so that the range for any payout to a Named Executive is plus or minus 50% of the targeted annual cash amount.  The Company must achieve minimum earnings per share for any payout of any annual cash award to any Named Executive, including payouts attributed to financial performance of subsidiaries and individual balanced scorecard objectives.   For 2011, the minimum earnings per share level is the amount of the Company’s actual economic earnings per share result for 2010.  As a result, for the Company’s Named Executives to achieve any annual cash award payout for 2011, the Company had to outperform the 2010 earnings.

The target level earnings per share target for 2011 was $2.84 per share.  If earnings per share of $2.84 were achieved, annual cash of 100% of target would have been earned.  The maximum level earnings per share target for 2011 was $3.00 per share. At an earnings per share amount of $3.00 per share, 150% of target would have been earned. Actual earnings per share for 2011 were $2.89 per share which resulted in a cash payout based on 116% of target.

For Messrs. DuBois and Renna, performance is also measured using metrics related to the financial performance of the relevant subsidiary companies for which they are responsible.  This metric carries a 50% weighting of the overall target cash award.  For 2011, financial performance of the relevant subsidiary companies for which Messrs. DuBois and Renna are responsible was measured based on attainment of certain net income targets.  For Mr. DuBois, the South Jersey Gas net income target was $51,293,100.  For Mr. Renna, the net income target for South Jersey Energy Solutions, which is 30% of the 50% of his annual cash, was $34,269,500. The remaining 20% of annual cash for Mr. Renna at risk in 2011 is based on South Jersey Energy Solutions Retail. The maximum amount of annual cash attributable to the net income/subsidiary financial performance objective was capped at 150% of target.

Based on performance, Mr. DuBois achieved 134% of his cash attributable to the financial subsidiary performance, resulting in payment to Mr. DuBois of $86,179.  For Mr. Renna 100% of the target for Solutions’ nonretail businesses was achieved, resulting in a payment to Mr. Renna of $42,466 with respect to the financial performance of Solutions. For Solutions’ Retail business, the business lines performed at a level equal to 140% of target resulting in Mr. Renna achieving $39,617 for a total annual cash payment of $82,063 for subsidiary financial performance.

In addition to the company performance components used to determine annual cash awards described above, awards to Named Executive are based on individual balanced scorecard performance, which is weighted 25% for Messrs. Graham, Kindlick, DuBois and Renna. For Mr. Patrick, the individual balanced scorecard objectives are weighted 50%.  An individual balanced scorecard (“BSC”) is a strategic performance management tool that has four quadrants that are used to measure financial and non-financial goals.  The four perspectives that the BSC measures against are financial, customer, process and learning and growth.

2011 Balanced Scorecard Summary Objectives

	Goal	Target	Performance
Graham, E., CEO	Execution of key regulatory actions	Extension of CIRT and other mechanisms to support business objectives	Achieved
	Strategic Planning	Expanded planning, longer range views	Achieved
	Organizational Development/ succession planning	Implement developmental opportunities for key employees and expand to Board level	Achieved
	Enhanced Customer and Shareholder Relations	Expand communications to relevant audiences, impact ratings positively	Achieved

Kindlick, D., CFO	Development of Capital Structure	Identify and implement strategy to enhance capital structure	Achieved
	Tax planning program	Develop and integrate tax planning into corporate planning process	Achieved
	Development of SJG regulatory plan	Develop SJG regulatory plan and implement key initiatives from same	Achieved
	Succession planning	Identify potential successors and develop plan for their development	Achieved
DuBois, J., COO, SJG	Customer service	Improved customer service	Improved wait times for calls Reduced call abandonment rates
	CIRT	Assess viability of continuing and implement	Achieved
	EWAMS	Implement system as planned	Not Achieved
	Succession planning	Identify potential successors and develop plan for their development	Achieved

Renna, M., President, Solutions	Customer growth	Meet 4 of 7 subsidiary goals	Achieved 6 of 7
	Operating Efficiency/Productivity	Enhance productivity on 4 goals	Achieved 5 productivity goals
	Expand and develop leadership competencies	Expand programs designed to develop leadership and managerial talent	Achieved expansion of all programs
Patrick, K., VP, SJI	Timely monthly financial reviews, forecasts and tactical planning	Ongoing business performance analysis with key metrics and variances identified	Achieved
	Facilitate development of enterprise strategic plan and 5-year financial plan	Link strategic initiatives to financial results	Achieved
	Identify key technology initiatives to support long term growth	Enhancement of enterprise technology infrastructure	Achieved
	Timely implementation of key technology initiatives.	Assist businesses with project and vendor management, approvals and key milestones	Achieved
	Succession planning	Identify potential successors and develop plan for their development	Achieved

BSC objectives are predefined at or close to the beginning of the calendar year in which they are to be performed.  The objectives are tied to business plans for the applicable year for each of our Named Executives.  The achievement of these objectives is measured on a scale of 0 to 5 with 3 being target performance and resulting in payment at 100% of the 25% weighting attributable to the BSC component of the annual cash awards.  Annual cash awards for this metric are also capped at 150% of target.

The level of performance achieved for each BSC objective is dependent upon the terms of the objective itself, relative to each Named Executive’s performance.  Target level performance is discussed at the beginning of the year.

For 2011, each Named Executive achieved annual cash payments attributable to their BSC objectives as follows:

Annual BSC Cash 2011

	Target (100%)	Max (150%)	Actual
CEO	123,750/25%	185,625	123,750
CFO	35,438/25%	53,156	35,478
Renna	35,372/25%	53,058	53,058
DuBois	32,156/25%	48,234	20,098
Patrick	53,157/50%	79,735	53,157

●
Long-Term Incentive - The long-term incentive component of the executive compensation program for Named Executives consists of performance-based restricted stock grants, which are earned based upon the Company’s relative total shareholder return measured against our peer group, over three-year cycles.  The Committee has adopted a policy to use performance-based restricted stock as its long-term incentive component. All Named Executives have pre-established performance-based, long-term incentive targets.  The Committee has developed a schedule to determine the actual amount of the long-term incentive awards.  The schedule, which is summarized in the chart below, includes a minimum, target and a maximum performance level.  The amount of any long-term incentive award is capped at this maximum level.  The range of payout is plus or minus 50% of the targeted long-term incentive amount.  The minimum level requires that the Company’s common stock over a three-year period achieve a total shareholder return that matches the 35th percentile of our peer group for long-term incentive awards.  The target level is set at the 50th percentile while the maximum award level is set at the 80th percentile.  In six of the last seven years, the Company has significantly outperformed the peer group.  For the three-year cycle ending December 31, 2011, the Company’s stock’s total shareholder return in comparison with the peer group performed at the 44th percentile.

Level of Performance of SJI compared to Peers	Payout Earned at Close of 3-year period
Less than 35th percentile	0
35th percentile	50% (Minimum)
50th percentile	100% (Target)
80th percentile	150% (Maximum)

Actual SJI LTIP Performance for Three Year Performance Cycles

End Date of Performance Cycle	SJI Performance as a % of Peer Group	Payout of LTIP
12/31/2009	77.1%	145.2%
12/31/2010	95.3%	150%
12/31/2011	44.2%	80.7%

Performance Based Bonuses for 2012

The Company seeks Shareholder approval of the terms of its annual cash and long-term incentive programs.  These plans are the same as 2011 and as set forth above with the following modifications.

a.
The peer group for comparison of Named Executive Officers compensation and long-term incentive program are the same.  Use of the same peer group for compensation benchmarking purposes and performance comparisons ensures alignment between pay and performance.  The peer group to be used for 2012 measurement and benchmarking purposes currently consists of 12 companies that are the same as the peer group used in 2008 for benchmarking purposes with the exception of one company deleted due to its smaller size and one deleted due to differences in business model.

b.
Measures for determining payment of annual cash and long-term incentives include earnings per share, total shareholder return, and financial, customer and learning and growth metrics within the Committee’s discretion.

c.	Measurement of stock price is moved from a single day to a multi-day average to mitigate influence of single day changes in stock price on payout that is for a 3-year period of performance.

d.
Earnings per share and total shareholder return goals for payment of annual cash and long-term incentive are established prior to January of the year in which the goals are to be attained.  Balanced scorecard goals for each Named Executive officer other than the Chief Executive officer are determined by the CEO based on review of established business unit initiatives.  Once established, the BSC goals are then communicated to the Committee and ratified by it.  In January of each year, the Committee reviews and approves the BSC goals for the CEO for that year.

e.	Prior to payment of any incentive, whether long term or annual, the Committee reviews the performance data and validates the attainment of those goals.

f.
Restricted stock vesting upon a change in control modified to require a qualifying termination accompanying the change in control. Moving to a “double trigger” supports retention of executives if a change in control were to occur and mitigates the need for an acquirer to make additional awards.

g.
In November of 2011, Cook concluded that the “SJI annual bonus plan is generally well-designed and falls within the range of peer group practices.  For 2012, retention of the current plan design is recommended.”

h.
In November of 2011, Cook concluded that the “use of performance-based restricted stock awards (“performance share”) with vesting tied to relative shareholder return (“TSR”) is aligned with long-term shareholder interests and falls within the range of peer group practice.”  Further, Cook recommended the inclusion of earnings per share as a measure for the long-term incentive program as creating a linkage between longer term operating performance with financial goals that are directly controllable by participants.

Stock Ownership Guidelines

The Company has stock ownership guidelines for Named Executives to reinforce alignment with shareholders.  The CEO is required to own shares of the Company’s common stock with a market value equal to a minimum of three times the CEO’s annual base salary. All other Named Executives are required to own shares of Company common stock with a market value equal to a minimum of one and one-half times their annual base salary.  The stock ownership guidelines were established by the Committee based on market data provided by Hay Group.  In addition, the Committee reviewed peer group stock ownership criteria to confirm that the targets established were appropriate and in line with comparable companies in our industry.

Other Benefits and Perquisites

Each of our Named Executives participates in other employee benefit plans generally available to all employees (e.g., major medical and health insurance, disability insurance, 401(k) Plan) on the same terms as all other employees.  In addition to those benefits our Named Executives are eligible for the following additional benefits:

Executive Pension Plans

The Named Executives hired prior to July 1, 2003 are eligible for benefits under a tax-qualified pension plan for salaried employees. Compensation considered under the pension plan consists of base salary and incentives. Employees do not make contributions to the plan, and the employer contributions (which are based on aggregate actuarial calculations without individual allocation) are held and invested in a diversified portfolio of funds of recognized standing until they are used to provide retirement benefits. Early retirement with reduced annual benefits is permitted (but not before age 55).  Named Executives, who are 50 years of age or older, are also covered by an unfunded supplemental retirement plan.  The supplemental plan is designed in general to provide the Named Executive with a minimum retirement benefit from the salaried employee pension plan, and the supplemental plan, which aggregates 2% of the average of the highest three of the final five years’ salary (as defined in the plan) for each year of service plus 5%. For Named Executives hired on or after July 1, 2003, the supplemental plan provides the officer with a benefit, in combination with the annuity equivalent of the employer provided benefit under the Company’s 401(k) Plan, which aggregates to 2% of the average of the highest three of the final five years’ salary (as defined in the plan) for each year of service plus 5%.  Assuming continued employment and retirement at age 60, Messrs. Graham, Kindlick, Renna, DuBois and Patrick will have, respectively, 36, 36, 29, 32 and 14 years of credited service.  No credit is provided under the supplemental plan for more than 30 years of service.

Disability Plan – Temporary disability shall be paid at a rate of 100% of the officer’s base salary, and extends at full pay for up to 120 days for Named Executives with less than five years of service, and up to 365 days for Named Executives with service of five or more years.  Long-term disability (LTD), begins upon the expiration of the temporary disability benefit as described above.  LTD is paid at a rate of 60% of the officer’s base salary, reduced by Social Security Disability payments, if any up to $10,000 per month.

Group Life Insurance – At a dollar equivalent of approximately two times each Named Executives’ base salary, rounded to the next highest $5,000 increment.  The insurance premium is paid by the Company; the Named Executive is responsible for resultant federal, state or local income taxes.  24-Hour Accident Protection Coverage is provided while in the employ of the Company in an amount of $250,000.  The insurance premium is paid by the Company; the Named Executive is responsible for resultant federal, state or local income taxes.

Supplemental Survivor’s Benefit – Upon the death of any Named Executive while employed by the Company, his/her surviving beneficiary shall receive a lump sum payment of $1,000 to be paid as soon as practical following the Named Executives’ death.  The surviving beneficiary shall also receive a lump sum death benefit based upon years of service with the Company in the amounts of six months base salary (10-15 service years); nine months base salary (15-25 service years); 12 months base salary (25+ service years).  Such payment shall be offset by proceeds from the Named Executives’ qualified pension plan and SERP in the year of death.

Supplemental Saving Plan Contributions – The Internal Revenue Code limits the contributions that may be made by, or on behalf of, an individual under defined contribution plans such as the Company’s 401(k) Plan. The Company has adopted a policy of reimbursing its Named Executives with the amount of Company contributions that may not be made because of this limitation. This includes the tax liability incurred by the additional income. Amounts paid pursuant to this policy are included in the Summary Compensation Table.

Company Automobile – The Company’s Named Executives are provided a company automobile to be used for business and at the Named Executives discretion, for commuting and other non-business purposes.  Each Named Executive is responsible for any federal and/or state income taxes that result from non-business usage.

Time Off – The Company’s Named Executives may take such time off for vacation or personal needs as may be accommodated while ensuring the duties and responsibilities of his/her position are accommodated to the satisfaction of SJI’s CEO.  It is anticipated that such time off would not normally exceed 20 days per calendar year, exclusive of scheduled corporate holidays.  Time off does not accrue and cannot be carried over from one year to the next.

Annual Physical Examination – The Company provides Named Executives with an annual physical examination at its expense.

Deferred Compensation Program – Our Named Executives participate in a Restricted Stock Deferral Plan that permits them to defer all or a portion of the Company stock that they would otherwise receive under the Company’s Stock-Based Compensation Plan.

Employment Agreements; Change of Control Agreements

The Company has employment agreements with each of its Named Executives.  The agreements are for a one-year period ending December 31, 2012.  Generally, these agreements protect the officer in the event of termination following a change in control and from termination for other than just cause.  This protection permits the officer to focus on fulfillment of his position.  If a change of control (as defined in each agreement) occurs, the agreement is automatically extended for one year from the date the change of control occurs. If there is a change of control during the term of the agreement or during the extended term of the agreement, and the Named Executive’s employment is terminated other than for cause or if a Named Executive resigns after there has been a significant adverse change in their employment arrangement with the Company due to a change of control, he is entitled to a severance payment equal to 300% of his average base compensation during the preceding five calendar years. If the Named Executive’s employment agreement is terminated for other than cause without a change of control, he is entitled to a severance payment equal to 150% of his current base salary.  For a summary of the payments that would be made upon the termination or resignation of our Named Executives see “Employment Agreements; Change of Control Agreements and Other Potential Post-Employment Payments”.

With regard to payments to Named Officers in the event of termination or change in control, the Committee established these amounts based upon market data provided by Hay Group.  Relevant competitors’ provisions for termination and change in control payments were reviewed and the amount to be paid was determined by the Committee.  Individual officers did not negotiate the amount of these potential payments.  The amount was established based on position and each individual who occupies the position is eligible to receive the amount established by the Committee.

For 2011 compensation the South Jersey Industries, Inc. 1997 Stock-Based Compensation Plan, as amended and restated effective January 26, 2005 and approved by the shareholders, and the Restricted Stock Agreements to the Named Executives provide the option to the Company that all unvested shares will vest upon a change of control and become non-forfeitable, payable in cash or a manner deemed appropriate by the Board of Directors.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986 limits the deduction allowable for compensation paid to certain of our Named Executives up to $1 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible.  Awards made under the 1997 Stock-Based Compensation Plan to employees, including Named Executives, are intended to qualify as performance-based compensation and are therefore excluded from the $1 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause a Named Executive’s income to exceed the deductible limits.

Risk Assessment

Taking carefully considered risk is an integral part of any business strategy; and, therefore our executive compensation policies are not intended to eliminate all risk. However, our incentive compensation pay policies are designed to mitigate risk-taking that is short sighted or excessive. Through a combination of incentive compensation that has a short- and long-term focus, the Company balances the competing interests of incentive compensation. Annual and multi-year vesting is balanced and is not overly weighted toward short-term results. Further, our metrics are quantitative and more than one metric is used to measure achievement against objectives for short-term goals.  Payout schedules related to the metrics are measured after the completion of the appropriate time horizon to ensure a full assessment of the metric.  Further, in formulating and reviewing our executive compensation policies the Committee considers whether the policy’s design encourages excessive risk-taking and attaches specific measurable objectives to the extent possible.

Further, for 2011 the Human Resources Department compiled an inventory of the compensation programs administered by South Jersey Industries, including South Jersey Energy Solutions, South Jersey Gas Company, South Jersey Energy Service Plus and SJI Services, LLC. This inventory included compensation and incentive programs for all levels of management as well as for our represented workforce.  A description of each of these programs was provided to the Committee. The principal features of each program were summarized for the Committee, which included eligibility criteria, benefit formula, performance metrics, vesting schedule, manner of payment along with any other unique characteristics of the program. Along with the inventory of compensation programs, the Human Resource Department presented its assessment of the compensation programs and the conclusions reached by the internal Risk Management Department. The Risk Management department conducted its own review of the programs.   These evaluations focused on potential risks inherent in the compensation programs.  Having reviewed the extensive documentation presented to it by the Company, the Committee determined that the compensation programs are not reasonably likely to have a material adverse effect upon the company and do no encourage unnecessary or excessive risk.

In addition to Committee review of  compensation policies, the Company has a practice whereby its internal compensation committee, that is comprised of the Company’s six senior officers who report directly to the CEO, reviews all compensation programs for all Company-wide employees for the current year and the coming year. This process entails an inventory of all compensation plans and a review across functional areas within the Company and ensures that no one individual is able to solely determine the compensation for his employees without review of the full internal compensation committee.  Further the internal compensation committee has a series of internal policies that guide its decision-making process.  For example, as structural and individual changes are made to compensation throughout the year, the internal committee must review a written proposal from the sponsoring executive. Our Human Resource Department acts as a consultant to the internal compensation committee and identifies how any proposed changes impact the organization, the employee, and what, if any, compensation policies and procedures are implicated. Through this review any anomalies are highlighted and reviewed. In addition to this review all categories of incentive pay (both short-term and long-term) are capped at a percentage of base salary.  For example, long-term incentive compensation is capped at 150% of base salary. Based on the foregoing, the Committee of the Board of Directors has determined that the overall amount of incentive pay at risk at the capped percentage is not material and as a consequence, no disclosure is required.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g) (4)	Change in Pension Value and Nonqualified Compensation Earnings ($) (h)	All Other Compensation ($) (2) (i)	Totals ($) (j)
Edward J. Graham Chairman, President and Chief Executive Officer	2011	659,327	-	620,857	-	554,400	2,304,000	36,959	4,175,543
	2010	624,231	-	638,757	-	624,023	1,616,000	32,888	3,535,899
	2009	574,999	-	425,846	-	300,438	694,000	34,508	2,029,791
David A. Kindlick Vice President and Chief Financial Officer	2011	283,341	-	164,027	-	158,760	672,000	16,369	1,294,497
	2010	269,822	-	165,562	-	184,275	650,000	16,160	1,285,819
	2009	258,440	-	127,612	-	107,851	360,000	16,844	870,747
Michael J. Renna (3) President and Chief Operating Officer of South Jersey Energy Solutions	2011	278,458	-	163,721	-	176,153	72,000	12,041	702,373
	2010	244,637	-	150,227	-	167,937	44,000	11,631	618,432
	2009	221,420	-	109,314	-	115,936	23,000	11,261	480,931
Jeffrey E. DuBois Vice President and Senior Vice President Operations & Chief Operating Officer of South Jersey Gas Company	2011	257,014	-	148,847	-	143,578	653,000	11,903	1,214,342
	2010	244,712	-	150,227	-	165,375	338,000	11,730	910,044
	2009	222,535	-	106,402	-	112,063	799,000	12,340	1,252,340
Kevin D. Patrick Vice President, Research & Corporate Development	2011	236,034	-	113,902	-	114,818	132,000	17,140	613,894
	2010	224,769	-	114,992	-	125,423	274,000	15,122	754,306
	2009	210,000	-	103,687	-	88,154	-	12,302	414,143

Footnotes to Summary Compensation Table

(1)  Represents the compensation expense incurred by the Company in the respective fiscal year in connection with the grants of restricted common stock, calculated in accordance with FASB ASC Topic 718.  See Footnote 1 of the Company’s financial statements for additional information, including valuation assumptions used in calculating the fair value of the award. This amount includes the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 of performance-based restricted stock grants.

For the 2011 grant, the CEO and NEO deferred their stock grants upon vesting as follows:

Named Executive	Award	Vest Date	Deferral Date
Graham, E.	12,188	12/31/13	3/1/2016*
Kindlick, D.	3,220	12/31/13	Not Deferred
Renna, M.	3,214	12/31/13	Not Deferred
DuBois, J.	2,922	12/31/13	3/1/2016**
Patrick, K.	2,236	12/31/13	Not Deferred

*Payable in two annual installments beginning in 2016.
**Payable in one installment in 2016.

(2)  Includes employer contributions to the Company’s 401(k) Plan, reimbursement for 401(k) contributions not permitted under Internal Revenue Code, the value of a Company-provided automobile and the income value of group life insurance. The 2011 values for these items are listed below:

	Graham	Kindlick	Renna	DuBois	Patrick
401(k) Plan	$5,217	$7,107	$6,228	$7,350	$4,495
401(k) Reimbursement	19,960	1,306	-	-	-
Group Life Insurance	3,482	2,658	578	1,273	1,162
Automobile	8,300	5,298	5,235	3,280	11,483
Total Value	36,959	16,369	12,041	11,903	17,140

(3) Mr. Renna is not currently eligible for the SERP.  The SERP covers officers of South Jersey Industries who have attained age 50. Mr. Renna does not attain age 50 until 2017.

(4) Non-equity incentive compensation in 2010 Proxy was stated at target. 2010 amounts in the above Summary Compensation Table reflected amounts paid in 2011. 2011 amounts are stated at actual.

Grants of Plan-Based Awards

The following table sets forth certain information concerning the grant of awards made to our Named Executives during the year ended December 31, 2011.

Grants of Plan-Based Awards - 2011

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts of Shares Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	awards ($ / Sh)	Awards ($) (3)
Edward J. Graham	1/07/11	0	495,000	742,500	0	12,188	18,282	-	-	620,857
David A. Kindlick	1/07/11	0	141,750	212,625	0	3,220	4,830	-	-	164,027
Michael J. Renna	1/07/11	0	141,488	212,232	0	3,214	4,821	-	-	163,721
Jeffrey E. DuBois	1/07/11	0	128,625	192,938	0	2,922	4,383	-	-	148,847
Kevin D. Patrick	1/07/11	0	106,313	159,470	0	2,236	3,354	-	-	113,902

Footnotes to Grants of Plan-Based Awards Table

(1) Amounts represent potential cash bonus amounts payable pursuant to the respective Named Executives if all of goals and targets were achieved for 2011 performance to be paid in 2012 for each Named Executive.
(2) Represents the possible payouts of shares of the performance-based, restricted stock grant at the end of the three-year vesting and performance-measurement period.
(3) Represents the full grant date fair value of the grant of restricted common stock calculated in accordance with SFASB ASC Topic 718.  See Footnote 1 of the financial statements for additional information, including valuation assumptions used in calculating the fair value of the awards.

Equity Awards

The following table sets forth certain information concerning our outstanding restricted stock awards for our Named Executives at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End - 2011
Stock Awards

Name	Year	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Edward J. Graham	2011	-	-	12,188	692,400
	2010	-	-	24,555	1,394,970
David A. Kindlick	2011	-	-	3,220	182,928
	2010	-	-	6,364	361,539
Michael J. Renna	2011	-	-	3,214	182,587
	2010	-	-	5,775	328,078
Jeffrey E. DuBois	2011	-	-	2,922	165,999
	2010	-	-	5,775	328,078
Kevin D. Patrick	2011	-	-	2,236	127,027
	2010	-	-	4,420	251,100

Footnotes to Outstanding Equity Awards At Fiscal Year-End Table

(1) Represents grants of performance-based, restricted stock issued in January 2010 at maximum performance and January 2011 at target.
(2) Market value of Company common stock at December 31, 2011 was $56.81 and was used to calculate market value.

Stock Vesting - 2011

The following table sets forth certain information concerning the vesting of restricted stock for the Company’s Named Executives during the year ended December 31, 2011.  No options are outstanding and none were exercised by the Named Executives during the year ended December 31, 2011.

Stock Vested - 2011
Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Edward J. Graham	9,554	542,763
David A. Kindlick	2,863	162,647
Michael J. Renna	2,453	139,355
Jeffrey E. DuBois	2,387	135,605
Kevin D. Patrick	2,326	132,140

Footnote to Stock Vested Table

(1) The dollar value is calculated by multiplying the number of shares of restricted stock that have vested by the market value of the Company’s common stock on the vesting date of December 31, 2011, which was $56.81.

Pension Benefits Table

Name	Plan Name (1) (2)	Number of Years Credited Service Under Plan at FAS Measurement Date	Present Value of Accumulated Benefit (3)	Payments During Last Fiscal Year
Edward J. Graham	Retirement Plan for Employees of SJI SJI Supplemental Executive Retirement Plan	29 30	804,000 7,239,000	0 0
David A. Kindlick	Retirement Plan for Employees of SJI SJI Supplemental Executive Retirement Plan	31 32	1,006,000 2,457,000	0 0
Michael J. Renna (4)	Retirement Plan for Employees of SJI	13	228,000	0
Jeffrey E. DuBois	Retirement Plan for Employees of SJI SJI Supplemental Executive Retirement Plan	24 25	616,000 1,461,000	0
Kevin D. Patrick	SJI Supplemental Executive Retirement Plan	5	406,000	0

Footnotes to Pension Benefits Table

(1) The South Jersey Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”) provides benefits to officers of South Jersey Industries who have attained age 50.

A participant is eligible for a normal retirement benefit under the SERP after having attained age 60. We base the normal retirement benefit on 2% of the participant’s “final average compensation” multiplied by years of credited service (up to 30 years), plus an additional 5% of final average compensation.  “Final average compensation” is the average of the participant’s base pay plus annual incentive for the highest 3 years in the final 6 years of employment.

A participant is eligible for an early retirement benefit under the SERP after having attained age 55.  A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2% per year.  The SERP benefit for officers hired on or after July 1, 2003 reflects a reduction for the annuity equivalent of the employer provided benefit under the Company’s 401(k) Plan.

The SERP’s normal form of payment is a life annuity with six years guaranteed.

(2) The Retirement Plan for Employees of South Jersey Industries, Inc. (the “plan”) provides benefits to non-bargaining employees who we hired before July 1, 2003.  A Participant is eligible for a normal retirement benefit under the plan after having attained age 65.  We base the normal retirement benefit on the sum of (a) the participant’s accrued benefit as of September 30, 1989 increased 5% per year thereafter, and (b) 1.00% of the participant’s “final average compensation” plus 0.35% of the participant’s final average compensation in excess of covered compensation, multiplied by years of credited service after September 30, 1989 (up to 35 years less credited service as of September 30, 1989). “Final average compensation” is the average of the participant’s base pay plus annual incentive for the highest 3 years of the final 6 years of employment immediately preceding retirement.

A participant is eligible for an early retirement benefit under the plan after having attained age 55 and completed five years of service.  A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2% per year prior to age 60.

The plan’s normal form of payment is a life annuity with six years guaranteed.

(3) We base present values for participants on a 5.03% discount rate and RP-2000 mortality projected to 2012 (postretirement only), and no preretirement decrements.

(4) Mr. Renna is not currently eligible for the SERP.  The SERP covers officers of South Jersey Industries who have attained age 50. Mr. Renna does not attain age 50 until 2017.

Nonqualified Deferred Compensation Table

The following table sets forth certain information regarding the Company’s Restricted Stock Deferral Plan, which represents the Company’s only non-tax-qualified deferred compensation program.  The Restricted Stock Deferral Plan permits the deferral of fully vested shares of restricted stock earned by the Company’s Named Executives pursuant to previously issued performance-based, restricted stock grants.  The Company does not make contributions to the plan, and all earnings referenced in the table represent dividends paid on outstanding shares of common stock.

Name	Plan Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals Distributions	Aggregate Balance at Last FYE (1) (3)
Edward J. Graham	Restricted Stock Deferral Plan	-	-	77,483	-	2,992,108
David A. Kindlick	Restricted Stock Deferral Plan	334,440	-	21,403	125,889	826,520
Michael J. Renna	Restricted Stock Deferral Plan	286,606	-	15,128	301,547	584,187
Jeffrey E. DuBois	Restricted Stock Deferral Plan	278,880	-	14,695	275,326	567,462
Kevin D. Patrick	Restricted Stock Deferral Plan	271,779	-	7,239	-	279,562

Footnotes to Nonqualified Deferred Compensation Table

(1) The amounts represent the market value of vested shares of previously restricted stock deferred by the Named Executives calculated by multiplying the number of shares of deferred stock by the market value of the Company’s common stock as of December 31, 2011, which was $56.81.

(2) The amounts represent dividends paid on the deferred common stock.  These amounts are not reported in the Summary Compensation Table as they represent dividends earned on the deferred common stock, which dividends are payable on all outstanding shares of the Company’s common stock.

(3) The amounts represent the market value of vested shares of previously restricted stock deferred by the Named Executive.  The Company has in previous years disclosed the issuance of the restricted shares as compensation in the Summary Compensation Table for such year.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2011 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, options or other rights to acquire shares may be made from time to time.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted average exercise price of outstanding options, warrants and rights ($) (3)	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders(1)	126,272(2)	-	1,193,537
Equity compensation plans not approved by security holders	-	-	-
Total	126,272(2)	-	1,193,537

Footnotes to Equity Compensation Plan Information

(1) These plans include those used to make awards of performance-based, restricted stock to the Company’s Officers and restricted stock to the Directors.

(2) This total includes 33,322 shares that had vested as of December 31, 2011 but had not yet been issued.

(3) Only restricted stock has been issued. The restricted stock is issuable for no additional consideration, and therefore the shares are not included in the calculation of weighted average exercise price in column (b).

Employment Agreements; Change of Control Agreements and Other Potential Post-Employment Payments

South Jersey Industries entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executives of the Company in the event of a termination of employment or a change in the Company’s control with a qualifying termination.  We listed the amount of compensation payable to each named executive in each situation in the table below.

Executive Benefits and Payments Upon Termination	Retirement	Termination by the Companies for Cause	Termination by the Officer for Good Reason following a CIC	Termination by the Companies for Other than Cause following a CIC	Termination by the Companies for Other than Cause without a CIC
Edward J. Graham
Cash Compensation	$0	$0	$3,933,051	$3,933,051	$990,000
Equity Compensation	$0	$0	$1,622,380	$1,622,380	$0
Incremental Nonqualified Pension	$0	$0	$0	$0	$2,376,000
David A. Kindlick
Cash Compensation	$0	$0	$1,849,080	$1,849,080	$425,250
Equity Compensation	$306,187	$0	$423,973	$423,973	$0
Incremental Nonqualified Pension	$0	$0	$0	$0	$1,182,000
Michael J. Renna
Cash Compensation	$0	$0	$1,132,706	$1,132,706	$424,463
Equity Compensation	$0	$0	$401,306	$401,306	$0
Incremental Nonqualified Pension	$0	$0	$0	$0	$0
Jeffrey E. DuBois
Cash Compensation	$0	$0	$1,020,978	$1,020,978	$385,875
Equity Compensation	$0	$0	$384,717	$384,717	$0
Incremental Nonqualified Pension	$0	$0	$0	$0	$865,000
Kevin D. Patrick
Cash Compensation	$0	$0	$763,732	$763,732	$354,375
Equity Compensation	$0	$0	$294,446	$294,446	$0
Incremental Nonqualified Pension	$0	$0	$0	$0	$285,000

Below is a description of the assumptions that we used in determining the payments in the tables above upon termination as of December 31, 2011:

Retirement
Named Executive retires from the Company upon attaining both 55 years of age and 10 years of continuous service with the Company.

Change in Control (CIC)
A change in control shall mean any of the following: (1) consummation of any pay or proposal for the merger, liquidation, dissolution or acquisition of SJI or all or substantially all of its assets; (2) election to the Board of Directors of SJI a new majority different from the current slate, unless each such new director stands for election as a management nominee and is elected by shareholders immediately prior to the election of any such new majority; or (3) the acquisition by any person(s) of 20% or more of the stock of SJI having general voting rights in the election of directors.

Cash Compensation
Termination following a Change in Control – The Company shall pay the Named Executives as severance pay an amount equal to 300% of a base amount determined to be the average annual compensation paid to the Named Executives during the five calendar years preceding the date of termination as reported on their Forms W-2.  The employment agreements require that such severance pay shall be reduced to the largest amount as will result in no payment being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.  The only other parachute payment that would trigger an excise tax upon a change in control is due to the acceleration of unvested restricted stock awards.  It is assumed that the one-year, non-compete agreement, which the Named Executives are subject to, would mitigate the parachute payments such that no excise tax would be imposed.

Termination for Other than Cause without a Change in Control – The Company shall pay the each Named Executive as severance pay an amount equal to 150% of the Named Executives’ base salary to be paid out in 18 equal monthly installments.

Equity Compensation
Retirement – Named Executives are entitled to shares under the Restricted Stock Agreement that are reduced by an amount equal to 1/36th of the number of shares to which the Named Executive would otherwise be entitled for each month from the date of Named Executives’ retirement through the end of the three-year performance period.  The amount for Mr. Kindlick, who is the only Named Executive eligible for retirement, represents the reduced value of outstanding target shares from the 2010 and 2011 restricted stock awards.

Change in Control – The Company shall provide that the restricted stock awards that are outstanding shall become non-forfeitable.  Amounts represent the value of outstanding target shares from the 2010 and 2011 restricted stock awards.

Stock Price – Assumed to be $56.81 based on the closing price as of December 31, 2011.

Incremental Nonqualified Pension
The present values of accumulated pension benefits under the Retirement Plan for Employees of SJI and the SJI Supplemental Executive Retirement Plan for the Named Executive are disclosed in the Pension Benefits Table section of this proxy disclosure.  The payment amounts disclosed in this section represent the amount of the increase under such payments upon any triggering events.

Termination by the Companies Other than for Cause without a Change in Control – For purposes of the Supplemental Executive Retirement Plan (“SERP”), 18 months shall be included as service credit and the severance amount shall be considered in the final average earnings calculation.  Mr. Graham, Mr. Kindlick, Mr. DuBois, and Mr. Patrick are currently eligible to receive a SERP benefit.

Final Average Earnings (“FAE”) – FAE means the average base salary plus annual cash earned for that calendar year for the highest 3 years of the final 6 years of employment.  The FAEs were based on the base salary for 2011, 2010, and 2009 plus the severance pay.

Present Values – 75.03% discount rate and RP-2000 mortality projected to 2012 (postretirement only), and no pre-retirement decrements.  Assumes normal form of payment is a life annuity with six years guaranteed.

EXHIBIT A

Participant List
AGL Resources	Alliant Energy	Atmos Energy Corporation
Avista Corporation	Cascade Natural Gas Corporation	CenterPoint Energy, Inc.
Central Hudson Gas & Electric	Chesapeake Utilities Corporation	Citizens Gas & Coke Utility
Colorado Springs Utilities	Constellation Energy	Consumers Energy Company
Dominion Resources, Inc.	DTE Energy	Duke Energy Corporation
Energen Corporation	Energy South, Inc.	Entergy Corporation
EON US LLC	Equitable Utilities	Exelon Corporation
Gainesville Regional Utilities	Integrys Energy Group	Intermountain Gas Company
Iroquois Pipeline Operating Company	Knoxville Utilities Board	Laclede Gas
Memphis Light Gas & Water	Metropolitan Utilities District	Middle Tenn. Natural Gas Company
Montana Dakota Utilities	Mountaineer Gas Company	National Fuel Gas Distribution Corporation
National Gas & Oil Cooperative	National Grid	New Jersey Resources Corporation
NICOR, Inc.	NiSource, Inc.	Northwest Natural Gas Company
North Western Energy LLC	NSTAR	Oneok, Inc.
Pepco Holdings	Philadelphia Gas Works	Piedmont Natural Gas Company, Inc.
Puget Sound Energy	Questar Corporation	SEMCO Energy
Sempra Energy	Source Gas	South Jersey Gas Company
Southern California Gas Company	Southern Union Company	Southwest Gas Corporation
UGI Utilities, Inc.	Vectren Corporation	Vermont Gas Systems, Inc.
Washington Gas Light Company	Westfield Gas & Electric Light	Xcel Energy, Inc.

EXHIBIT B

Energy Database
Company Name	Sector
T.D. Williamson, Inc.	Energy
Hess Corporation	Energy
Sierra Southwest Co-Op Services, Inc.	Energy
Piedmont Natural Gas Company, Inc.	Energy
Southern Company	Energy
Southern Company -Alabama Power	Energy
Southern Company - Georgia Power	Energy
Southern Company - Southern Nuclear Operating Company	Energy
Southern Company - Mississippi Power	Energy
Southwest Gas Corporation	Energy
New York Power Authority	Energy
City of Philadelphia - Philadelphia Gas Works	Energy
Powersouth	Energy
Atmos Energy Corporation	Energy
Memphis Light, Gas & Water Division	Energy
California Independent System Operator Corporation	Energy

United Illuminating Corporation	Energy
Unitil Corporation	Energy
CHS, Inc.	Energy
Mirant Corporation	Energy
ElectriCities of North Carolina	Energy
CenterPoint Energy	Energy
Dominion Resources, Inc.	Energy
Dominion Resources, Inc. - Dominion Energy	Energy
Dominion Resources, Inc. - Dominion Generation Corporation	Energy
Dominion Resources, Inc. - VA Power	Energy
Iroquois Pipeline Operating Company	Energy
Public Works Commission of Fayetteville, North Carolina	Energy
PJM Interconnection, LLC	Energy
PG&E Corporation - Pacific Gas and Electric Company	Energy
Electric Reliability Council of Texas, Inc.	Energy

FirstEnergy	Energy
Allegheny Energy, Inc. AGL Resources, Inc	Energy
GDF SUEZ Energy - United Water	Energy
GDF SUEZ Energy North America	Energy
GDF SUEZ Energy-SUEZ Energy Generation North America	Energy
GDF SUEZ Energy-SUEZ Energy LNG North America	Energy
GDF SUEZ Energy-SUEZ Energy Marketing North America	Energy
GDF SUEZ Energy-SUEZ Energy Retail North America	Energy
American Transmission Co. LLC	Energy
PNM Resources Inc.	Energy
Edison International - Edison Mission Energy	Energy
Energy Future Holdings	Energy
Energy Future Holdings - Luminant	Energy
Energy Future Holdings - Luminant Energy	Energy

Energy Future Holdings - Oncor Electric Delivery Company	Energy
Energy Future Holdings - TXU Energy	Energy
Old Dominion Electric Cooperative	Energy
Central Vermont Public Service Corporation	Energy
Petrobras Americas Inc	Energy
Wood Mackenzie	Energy
DPL Inc.	Energy
Orlando Utilities Commission	Energy
City of Austin - Austin Energy	Energy
E.ON U.S., LLC	Energy
Duquesne Light	Energy
Vopak North America	Energy
NuStar Energy L.P.	Energy
Cheniere Energy, lnc.	Energy
CGGVentas	Energy
L/B Water Service	Energy
Helmerich & Payne, Inc.	Energy

Florida Municipal Power Agency	Energy
South Jersey Industries	Energy
South Jersey Industries - Energy Solutions	Energy
South Jersey Industries - South Jersey Gas Company	Energy
AES Corporation	Energy
Southern Minnesota Municipal Power Agency	Energy

Public Works Commission of Fayetteville, North Carolina	Energy
PJM Interconnection, LLC	Energy
PG&E Corporation - Pacific Gas and Electric Company	Energy
Electric Reliability Council of Texas, Inc.	Energy
FirstEnergy	Energy
Allegheny Energy, Inc. AGL Resources, Inc	Energy
GDF SUEZ Energy - United Water	Energy
GDF SUEZ Energy North America	Energy

GDF SUEZ Energy-SUEZ Energy Generation North America	Energy
GDF SUEZ Energy-SUEZ Energy LNG North America	Energy
GDF SUEZ Energy-SUEZ Energy Marketing North America	Energy
GDF SUEZ Energy-SUEZ Energy Retail North America	Energy
American Transmission Co. LLC	Energy
PNM Resources Inc.	Energy
Edison International - Edison Mission Energy	Energy
Energy Future Holdings	Energy
Energy Future Holdings - Luminant	Energy
Energy Future Holdings - Luminant Energy	Energy
Energy Future Holdings - Oncor Electric Delivery Company	Energy
Energy Future Holdings - TXU Energy	Energy
Old Dominion Electric Cooperative	Energy
Central Vermont Public Service Corporation	Energy
Petrobras Americas Inc	Energy

Wood Mackenzie	Energy
DPL Inc.	Energy
Orlando Utilities Commission	Energy
City of Austin - Austin Energy	Energy
E.ON U.S., LLC	Energy
Duquesne Light	Energy
Vopak North America	Energy
NuStar Energy L.P.	Energy
Cheniere Energy, lnc.	Energy
CGGVentas	Energy
L/B Water Service	Energy
Helmerich & Payne, Inc.	Energy
Florida Municipal Power Agency	Energy
South Jersey Industries	Energy
South Jersey Industries - Energy Solutions	Energy
South Jersey Industries - South Jersey Gas Company	Energy

AES Corporation	Energy
Southern Minnesota Municipal Power Agency	Energy

General Industry Database

Company Name	Sector
Johnson County Government	General Market
Community Options, Inc.	General Market
New York City Department of Education	General Market
Tipp Enterprises - Novamex	General Market
Laureate Education, Inc	General Market
American Institute of Graphic Arts (AlGA)	General Market
Massachusetts Society of Certified Public Accountants	General Market
Kforce, Inc	General Market
Telefonica International Wholesale Services	General Market
City of Austin, TX	General Market

Sleep Innovations	Industrial
International Fellowship Of Christians & Jews	General Market
Chicago Province of the Society of Jesus	General Market
Pharmacy Onesource, Inc.	General Market
Shippensburg University Foundation	General Market
Rochester Institute of Technology	General Market
Alzheimer’s Disease and Related Disorders Association	General Market
Rensselaer Polytechnic Institute	General Market
Ritchie Bros. Auctioneers	General Market
Healthcare Information Management Systems Society	General Market
Bureau Veritas	General Market
FMC Corporation	Chemical
FMC Corporation - Agricultural Products Group	Chemical

FMC Corporation - Industrial Chemicals Group	Chemical
FMC Corporation - Specialty Chemicals Group	Chemical
PPG Industries Inc. - Chemicals	Chemical
PPG Industries Inc. - Coatings & Resins	Chemical
PPG Industries Inc. - Corporate	Chemical
PPG Industries Inc. - Glass	Chemical
Honeywell - Specialty Materials	Chemical
Eastman Chemical	Chemical
Umicore	Chemical
Ashland, Inc. - Aqualon Functional Ingredients	Chemical
Ashland, Inc. - Ashland Distribution	Chemical
Ashland, Inc. - Consumer Markets	Chemical
Ashland, Inc. - Corporate	Chemical
Ashland, Inc. - Hercules Water Technologies	Chemical
Ashland, Inc. - Performance Materials	Chemical

Tronox Incorporated	Chemical
Sunoco, Inc. - Chemical Division	Chemical
INVISTA	Chemical
Dow Chemical Company, The	Chemical
Dow Chemical Company, The - Dow AgroSciences	Chemical
Dow Corning Corporation	Chemical
E. I. du Pont de Nemours and Company	Chemical
Occidental Petroleum Corporation - Occidental Chemical Corp.	Chemical
Calgon Carbon	Chemical
Olin Corporation - Chlor Alkali	Chemical
Arkema	Chemical
Solvay America - Solvay Solexis	Chemical
Solvay America Inc.	Chemical
Solvay America Inc. - Solvay Advanced Polymers, Inc.	Chemical
Solvay America Inc. - Solvay Chemicals	Chemical
Solvay America Inc. - Solvay lnformation Technologies	Chemical

Chemtura Corporation	Chemical
Bayer Material Science	Chemical
Mosaic Company, The	Chemical
Air Products and Chemicals	Chemical
Rhodia	Chemical
BASF	Chemical
BASF - Ciba Specialty Chemicals	Chemical
Arch Chemicals, Inc.	Chemical
H.B. Fuller Company	Chemical
Williams Companies, Inc.	Chemical
Cognis	Chemical
Roquette America	Chemical
MeadWestvaco Corporation - Specialty Chemicals	Chemical
Praxair, Inc.	Chemical
NewMarket Corporation	Chemical
Georgia Gulf Corporation	Chemical
lneos Group Limited	Chemical

Air Liquide America	Chemical
Cabot Corporation	Chemical
MacDermid	Chemical
EMD Chemicals Inc	Chemical
Evonik Degussa Corporation	Chemical
Linde Group, North America Inc.	Chemical
Millennium Inorganic Chemicals	Chemical
NOVA Chemicals, Inc. Lubrizol Corporation, The	Chemical
LyondellBasell North America - Lyondell	Chemical
Clariant Corporation	Chemical
International Flavors & Fragrances	Chemical
Agrium, Inc. - US	Chemical
Potash Corporation of Saskatchewan, Inc.	Chemical
Huntsman- Textile Effects	Chemical
Cytec Industries Inc.	Chemical
Lonza Inc.	Chemical

Akzo Nobel	Chemical
Akzo Nobel - Car Refinishes	Chemical
Akzo Nobel - Functional Chemicals	Chemical
Akzo Nobel - Industrial Finishes	Chemical
Akzo Nobel - International Paint LLC	Chemical
Akzo Nobel - National Starch	Chemical
Akzo Nobel - Powder Coatings	Chemical
Akzo Nobel - Pulp & Paper Chemicals	Chemical
Akzo Nobel- Surfactants	Chemical
TOTAL S.A- Total Petrochemicals USA	Chemical
Sasol North America, Inc.	Chemical
lnfineum USA L.P.	Chemical
Chevron Phillips Chemical Company LLC	Chemical
Champion Technologies	Chemical
Champion Technologies - Corsicana Technologies	Chemical
Shepherd Color Company	Chemical

Buckman Laboratories	Chemical
lnnophos, Inc.	Chemical
LANXESS	Chemical
Westlake Chemical Corporation	Chemical
Siegwerk USA Inc	Chemical
Momentive Specialty Chemicals, Inc.	Chemical
Michelman Inc.	Chemical
Baker Petrolite	Chemical
Sika Corporation	Chemical
Bluestar Silicones	Chemical
Zep Inc.	Chemical
Canexus	Chemical
SABIC Innovative Plastics US LLC	Chemical
GEO Specialty Chemicals	Chemical
Nitto Denko America – Permacel Automotive	Chemical
Americas Styrenics	Chemical
ICL Industrial Products	Chemical

DSM Nutritional Products, Inc.	Chemical
DSM Resins U.S. Inc. - DSM Chemicals North America, Inc.	Chemical
Firmenich, Incorporated	Chemical
OCI Chemical	Chemical
Borealis Compounds Inc.	Chemical
Ferro Corporation	Chemical
Southern Company	Industrial
FirstEnergy Corp.	Industrial
Weston Solutions	Industrial
Jacobs Engineering Group Inc.	Industrial
Zachry Construction Corporation	Industrial
Granite Construction Incorporated	Industrial
Day & Zimmermann	Industrial
Gilbane, Inc.	Industrial
Bovis Lend Lease	Industrial
McCarthy Building Companies Inc.	Industrial
PCL Construction Enterprises Inc.	Industrial

Tishman Realty & Construction Co. Inc.	Industrial
Turner Construction Company	Industrial
Wertz Company	Industrial
NACCO Materials Handling Group	Industrial
Bridgestone Americas, Inc.	Industrial
Saint-Gobain Corporation	Industrial
Voith - Voith Hydro Inc.	Industrial
Voith - Voith Paper Fabric & Roll Systems Inc	Industrial
Continental Automotive Systems, Inc.	Industrial
Michelin North America	Industrial
Flowserve Corporation	Industrial
Valmont Industries, Inc. - Coatings	Industrial
Valmont Industries, Inc. - Corporate	Industrial
Valmont Industries, Inc. - International	Industrial
Valmont Industries, Inc. - Irrigation	Industrial
Valmont Industries, Inc. - Structures Division	Industrial

Valmont Industries, Inc. - Tubing	Industrial
Valmont Industries, Inc. - Utilities	Industrial
Marmon Group, Inc., The - Union Tank Car	Industrial
Hexagon Metrology, Inc.	Industrial
Cooper Industries, Ltd.- B-Line	Industrial
Cooper Industries, Ltd. - Bussmann	Industrial
Cooper Industries, Ltd. - Cooper Tools	Industrial
Cooper Industries, Ltd. - Corporate	Industrial
Cooper Industries, Ltd. - Crouse-Hinds ECM	Industrial
Cooper Industries, Ltd. - Lighting	Industrial
Cooper Industries, Ltd. - Power Systems	Industrial
Cooper Industries, Ltd. - Wiring Devices	Industrial
Lehigh Hanson	Industrial
Lehigh Hanson - Building Products	Industrial
Lehigh Hanson - Canada Region	Industrial
Lehigh Hanson - Lehigh White	Industrial

Lehigh Hanson- North Region	Industrial
Lehigh Hanson - South Region	Industrial
Lehigh Hanson- West Region	Industrial
Ingersoll Rand Company Limited	Industrial
Ingersoll Rand Company Limited- Climate Control	Industrial
Ingersoll Rand Company Limited - Enterprise Services	Industrial
Ingersoll Rand Company Limited - Industrial Technologies	Industrial
Ingersoll Rand Company Limited - Security Technologies	Industrial
Ingersoll Rand Company Limited - Trane Residential	Industrial
Caterpillar Inc.	Industrial
Joy Global, Inc.	Industrial
Joy Global, Inc. - Joy Mining Machinery	Industrial
SPX Corporation	Industrial
Modine Manufacturing Company	Industrial
Belden	Industrial

Wienerberger- General Shale Brick. Inc.	Industrial
Illinois Tool Works Inc.	Industrial
Owens-Illinois, Inc.	Industrial
Pilkington	Industrial
Eaton Corporation	Industrial
Noranda Aluminum	Industrial
Noranda Aluminum – Gramercy	Industrial
Noranda Aluminum - Noranda Primary	Industrial
Noranda Aluminum – Norandal	Industrial
ArcelorMittal Tubular Products	Industrial
ArcelorMittal Tubular Products	Industrial
ArcelorMittal Tubular Products Mechanical	Industrial
Sonoco Products Company	Industrial
CNH Global N.V.	Industrial
Andersons, Inc., The	Industrial
Cargill, Inc.	Industrial
American Crystal Sugar Company	Industrial

Hallmark Cards, Inc.	Industrial
MeadWestvaco Corp - Community Development & Land Management	Industrial
MeadWestvaco Corporation – Calmar	Industrial
MeadWestvaco Corporation - Consumer & Office Products	Industrial
MeadWestvaco Corporation - Consumer Solutions	Industrial
MeadWestvaco Corporation - Corporate	Industrial
MeadWestvaco Corporation - Global Business Services	Industrial
MeadWestvaco Corporation - Packaging Resource Group	Industrial
MeadWestvaco Corporation - Specialty Papers	Industrial
Deere & Company	Industrial
Associated Materials, Inc.	Industrial
Mitsubishi lnternational Corporation	Industrial
Hilti - US	Industrial
Newark InOne	Industrial
ABB, Inc.	Industrial

FANUC CNC America Corporation	Industrial
Hillwood Development Corporation	Industrial
Matthews International Corporation	Industrial
Huhtamaki	Industrial
CHS, Inc. (307511)	Industrial
Tate & Lyle Americas	Industrial
Tate & Lyle Americas- Custom Ingredients	Industrial
Tate & Lyle Americas –Ingredients	Industrial
Americas Tate & Lyle Americas - Tate & Lyle	Industrial
Sucralose Amsted Industries, Inc. - Amsted Rail	Industrial
Amsted Industries, Inc. - Baltimore Aircoil	Industrial
Amsted Industries, Inc. - Burgess Norton	Industrial
Amsted Industries, Inc. - Consolidated Metco Inc.	Industrial
Amsted Industries, Inc. – Corporate	Industrial
Amsted Industries, Inc. - Diamond Chain	Industrial

Amsted lndustries, Inc. - Griffin Pipe	Industrial
Amsted Industries, Inc. - Means Industries, Inc.	Industrial
Pioneer Hi-Bred International, Inc.	Industrial
Ensign-Bickford Industries	Industrial
Brambles	Industrial
Johnson Controls	Industrial
FM Global	Industrial
PCS – Potash	Industrial
Plastic Omnium	Industrial
Benteler North America	Industrial
BMW Manufacturing	Industrial
ZF Group North American Operations	Industrial
GrafTech International, LTD	Industrial
Southern Star Concrete	Industrial
Griffith Laboratories USA	Industrial
Eagle Ottawa, LLC	Industrial
Groupe SEB	Industrial

Denso Manufacturing	Industrial
Armacell LLC	Industrial
Day & Zimmermann	Industrial
Ford Motor	Industrial
MonierLifetile LLC	Industrial
Handy & Harman	Industrial
Dawn Food Products, Inc.	Industrial
Lenzing Fibers Inc – Hahl	Industrial
Lenzing Fibers Inc.	Industrial
Lopez Foods	Industrial
Ply Gem Siding Group	Industrial
Bunge North America, Inc.	Industrial
BELIMO Americas	Industrial
Ball Corporation	Industrial
Agfa Corporation	Industrial
Agfa Corporation - Agfa Materials	Industrial
S&B Industrial Minerals S.A. - N.A	Industrial
S&B Industrial Minerals S.A. - Stollberg Inc	Industrial

Bal-Seal Engineering Inc	Industrial
Sitel Semiconductor	Industrial
Amcor Limited	Industrial
Amcor Limited- Amcor PET Packaging	Industrial
Glatfelter	Industrial
WireCo World Group Inc.	Industrial
Vallourec	Industrial
Danfoss	Industrial
Howden Buffalo Inc.	Industrial
ASML	Industrial
TomTom, Inc.	Industrial
ltalcementi	Industrial
Flexco	Industrial
Archer Daniels Midland	Chemical
Konica Minolta Graphics Imaging, Inc	Industrial
Barnes Group Inc.	Industrial
PERl USA	Industrial

Anonymous Industrial Company	Industrial
Thomas Steel Strip Corp	Industrial
Jaguar Land Rover NA	Industrial
Southco, Inc.	Industrial
Forbo Flooring	Industrial
Siemens Corporation	Industrial
Mersen Group	Industrial
United States Steel Corporation	Industrial
Gerdau AmeriSteel Corporation	Industrial
ArcelorMittal	Industrial
AK Steel Corporation	Industrial
Severstal - Severstal North America	Industrial
CSN	Industrial

EXHIBIT C

Proxy Position 1 and Chief Executive Officer	Top Financial Position	Proxy Position 3	Proxy Position 4	Proxy Position 5

Atmos Energy Corp.	Atmos Energy Corp.	Atmos Energy Corp.	Atmos Energy Corp.	Atmos Energy Corp.
Nicor, Inc.	New Jersey Resources Corp.	New Jersey Resources Corp.	Nicor, Inc.	Nicor, Inc.

New Jersey Resources Corp.	WGL Holdings Inc.	WGL Holdings Inc.	New Jersey Resources Corp.	New Jersey Resources Corp.
WGL Holdings, Inc.	Southern Union Co.	Southern Union Co.	WGL Holdings Inc.	WGL Holdings, Inc.
Southern Union Co.	AGL Resources Inc.	AGL Resources Inc.	Southern Union Co.	Southern Union Co.
AGL Resources Inc.	Vectren Corp.	Vectren Corp.	AGL Resources Inc.	AGL Resources Inc.
Vectren Corp.	Southwest Gas Corp.	Southwest Gas Corp.	Vectren Corp.	Vectren Corp.
Southwest Gas Corp.	Laclede Group Inc.	Laclede Group Inc.	Southwest Gas Corp.	Southwest Gas Corp.
Laclede Group Inc.	Piedmont Natural Gas Co. Inc.	Piedmont Natural Gas Co. Inc.	Laclede Group Inc.	Laclede Group Inc.
Piedmont Natural Gas Co.lnc.	Energen Corp.	Energen Corp.	Piedmont Natural Gas Co.lnc.	Piedmont Natural Gas Co.lnc.
Energen Corp.	CH Energy Group Inc.	CH Energy Group Inc.	Energen Corp.	Energen Corp.
CH Energy Group Inc.	Northwest Natural Gas Co.	Northwest Natural Gas Co.	CH Energy Group Inc.	CH Energy Group Inc.
Northwest Natural Gas Co.	Black Hills Corp/SD	Black Hills Corp/SD	Northwest Natural Gas Co.	Northwest Natural Gas Co.
Black Hills Corp/SD	Chesapeake Utilities Corp.	Chesapeake Utilities Corp.	Black Hills Corp/SD	Black Hills Corp/SD
Chesapeake Utilities Corp.			Chesapeake Utilities Corp.	Chesapeake Utilities Corp.

STOCK PERFORMANCE

The graph below compares the cumulative total return on the Company’s Common Stock for the 5- year period ended December 31, 2011 with the cumulative total return on the S&P 500 and the S&P Utility Indexes. The graph assumes that $100 was invested on December 31, 2006 in the Company’s Common Stock, the S&P 500 Index and the S&P Utility Index and that all dividends were reinvested. Standard & Poor’s Utilities Index is a commonly used indicator of utility common stock performance based on companies considered electric, gas or water utilities that operate as independent producers and/or distributors of power. For the 5-year period ending December 31, 2011, investors received a 14.5% annualized total return compared with the (0.2%) and 3.7% returns from the S&P 500 Index and S&P Utility Index, respectively. The annual growth rate for 2011 for the Company was 10.6%. This compares with 2.1% for the S&P 500 and 19.9% for the S&P Utility Index.

Indexed Total Return Over 5 Years Assuming Dividends Reinvested

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2011 accompanies this proxy statement. The Annual Report is not proxy-soliciting material or a communication by which any solicitation is made.

Upon written request of any person who on the record date for the Annual Meeting was a record owner of the Common Stock, or who represents in good faith that he or she was on that date a beneficial owner of such stock and is entitled to vote at the Annual Meeting, the Company will send to that person, without charge, a copy of its Annual Report on Form 10-K for 2011, as filed with the Securities and Exchange Commission.  Requests for this report should be directed to Gina Merritt-Epps, Corporate Counsel and Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

By Order of the Board of Directors,
Gina Merritt-Epps
Corporate Counsel & Secretary

March 20, 2012

APPENDIXES

APPENDIX 1

SOUTH JERSEY INDUSTRIES, INC.
1997 STOCK-BASED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2012)

1. Purpose of Plan

The purpose of the Plan is to enable the Company to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) and non-employee directors of the Company by providing such persons with additional incentive to devote themselves to the future success of the Company and to improve the ability of the Company to attract, retain and motivate persons upon whom the Company’s sustained growth and financial success depend, by: (i) providing incentive compensation opportunities competitive with those of other major companies; (ii) providing performance-related incentives that motivate superior performance; and (iii) providing such persons with the opportunity to acquire or increase their ownership interest in the Company and to thereby acquire a greater stake in the Company and a closer identity with it.

2. Definitions

(a) “Award” means an award of Options, SARs, or Restricted Stock.

(b) “Board” means the board of directors of the Parent Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee described in Paragraph 5.

(e) “Company” means South Jersey Industries, Inc. and each of its Subsidiary Companies.

(f)  “Date of Grant” means the date on which an Option, SAR or Restricted Stock Award is granted.

(g) “Dividend Equivalent” means the right to receive the equivalent value (in Shares) of dividends that are paid on Restricted Stock and reinvested in Shares.

(h) “Eligible Participant” means an employee of the Company or a director of the Parent Company as determined in accordance with Paragraph 7.

(i) “Fair Market Value” means on any given date the mean between the highest and lowest prices of actual sales of Shares on the principal national securities exchange on which the Shares are listed on such date or, if there are no such sales on such date, the mean between the closing bid and asked prices of the Shares on such exchange on such date.

(j) “Holder” means a person to whom (i) an SAR has been granted under the Plan, which SAR has not been exercised and has not expired or terminated, or (ii) a Restricted Stock Award has been granted, which Award has not become vested or been forfeited.

(k) “Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option and containing the terms specified herein for Incentive Stock Options.

(l)  “Non-Qualified Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options.

(m) “Option” means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).

(n) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(o) “Parent Company” means South Jersey Industries, Inc.

(p) “Performance Goal” means the annual consolidated earnings per share from the Company’s continuing operations, or any other goal that is established at the discretion of the Committee including, among other things: (i) the price of Shares; (ii) the market share of the Company (or any business unit thereof); (iii) sales by the Company (or any business unit thereof); (iv) return on equity of the Company; (v) costs of the Company (or any business unit thereof); or (vi) the Company’s total shareholder return and earnings per share growth as measured against comparable returns/earnings of peer companies.  The Committee shall have sole discretion to determine specific targets within each category of Performance Goals.

(q) “Qualifying Termination” means with respect to a Holder of a Restricted Stock Award either the (i) termination by the Holder of his or her employment with the Company for Good Reason following a Change of Control, or (ii) termination of the Holder’s employment by the Company for other than Cause following a Change of Control.  For this purpose “Good Reason” shall mean any of the following: (1) the assignment to the Holder by the Company, without the Holder’s express written approval, of duties inconsistent with the Holder’s position, duties, responsibilities, titles, offices or status with the Company immediately prior to a Change of Control of the Company, or any removal of the Holder from or any failure to re-elect the Holder to any such positions; (2) a material reduction in the Holder’s base salary as in effect on the Date of Grant or as the same is increased from time to time during the Restriction Period of any Restricted Stock Award; (3) the failure to continue in effect any benefit plan or arrangement in which the Holder is participating immediately prior to a Change of Control, or the taking of any action by the Company which would adversely affect the Holder’s participation in and/or materially reduce the Holder’s benefits under any such benefit plan or arrangement or which would deprive the Holder of any material fringe benefit enjoyed by the Holder immediately prior to a Change of Control; (4) a relocation of the Parent Company’s corporate headquarters to a location more than 50 miles outside of Folsom, New Jersey, or the Holder’s relocation to any place more than 50 miles from the location at which the Holder performed the Holder’s duties except for required travel by the Holder on the Company’s business to an extent substantially consistent with the Holder’s business travel obligations immediately prior to a Change of Control; (5) a material breach of the Holder’s then current Employment Agreement with the Company (if any) by the Company; or (6) any purported termination of the Holder’s employment which is not effected pursuant to a Notice of Termination, as specified under the Holder’s then current Employment Agreement with the Company (if any).  Notwithstanding the foregoing, for any of the foregoing acts (or failure to act) to constitute “Good Reason,” the Holder must object in writing to the Company within 90 days following initial notification of the occurrence or proposed occurrence of the act (or failure to act), and which act (or failure to act) is not then rescinded or otherwise remedied by the Board within 30 days after delivery of such notice and the Holder actually resigns from employment within 30 days after the expiration of the foregoing 30-day cure period.  If the Holder’s resignation occurs after such time, the resignation shall not be treated as a Qualifying Termination.  For this purpose “Cause” shall mean any of the following reasons: (1) the willful and continued failure by the Holder to substantially perform his or her duties hereunder other than any such failure resulting from the Holder’s incapacity due to physical or mental illness or injury; (2) the conviction of the Holder of a crime under state or federal law and the Board or one of its committees is unable to conclude in good faith (and in its sole discretion) that the Holder had no reasonable cause to believe that the activities of which he or she was convicted were unlawful and that such conviction will not materially impair his or her ability to discharge his or her duties; (3) the willful engaging by the Holder in misconduct which is materially injurious to the Company, monetarily or otherwise; or (4) the continued inability of the Holder to perform his or her duties by reason of alcoholism or drug abuse even after appropriate rehabilitation services have been made available to him or her. For this purpose “Change of Control” shall mean any of the events described in the first sentence of Paragraph 13 of the Plan.

(r)  “Restriction Period” means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

(s) “Restricted Stock” means Shares awarded by the Company under Paragraph 11 of the Plan and described in Paragraph 3(d).

(t) “SAR” means a stock appreciation right granted under the Plan and described in Paragraph 3(c).

(u) “Share” or “Shares” means a share or shares of Common Stock of the Parent Company.

(v) “Subsidiary Companies” means all corporations that, at the time in question, are subsidiary corporations of the Parent Company within the meaning of section 425(f) of the Code.

(w) “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 425(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code.

(x) “Value” of a SAR means the excess of the Fair Market Value of a Share on the date of exercise of such SAR over the Fair Market Value of a Share on the Date of Grant of such SAR.

3. Rights to be Granted

Rights that may be granted under the Plan are:

(a) Incentive Stock Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Fair Market Value on the Date of Grant;

(b) Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price determined by the Committee on the Date of Grant;

(c) SARs, which give the Holder the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in cash or Shares or a combination of cash and Shares, the number and amount of which shall be determined pursuant to Paragraph 8(e) below.

(d) Restricted Stock Awards, which give the Holder a specific number of Shares which are either (i) awarded upon the Company’s achievement of Performance Goals established by the Committee, or (ii) awarded, subject to forfeiture if the Company fails to achieve Performance Goals established by the Committee.

4. Stock Subject to Plan

Not more than 1,000,000 Shares in the aggregate may be delivered pursuant to the Plan upon exercise of Options or SARs or pursuant to Restricted Stock Awards.  The Shares so delivered may, at the option of the Company, be either treasury Shares or Shares originally issued for such purpose.  If an Option or an SAR covering Shares terminates or expires without having been exercised in whole or in part, other Options or SARs may be granted covering the Shares as to which the Option or SAR was not exercised.  If a Restricted Stock Award is forfeited, other Restricted Stock Awards may be granted covering the Shares which were forfeited.

5. Administration of Plan

The Plan shall be administered by the Compensation/Pension Committee of the Board or such other committee, consisting of two or more directors who, unless the Board determines otherwise, are “outside directors” (within the meaning of Section 162(m) of the Code) and “non-employee directors” (within the meaning of Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934) as may be determined by the Board.

6. Grant of Rights

The Committee may grant Options, SARs, Restricted Stock Awards or all of the foregoing to Eligible Participants.

7. Eligibility

(a) An Option may be granted to those Eligible Participants who are designated by the Committee as eligible to receive an Option.

(b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and period of exercise as are provided in Paragraphs 8(a) and 8(f) with respect to such a person.  A Non-Qualified Option shall not be granted to a Ten Percent Shareholder.

(c) A Restricted Stock Award may be granted to those Eligible Participants who are designated by the Committee as eligible to receive a Restricted Stock Award.

(d) No Eligible Participant may be granted in any calendar year Awards covering more than 300,000 Shares.

8. Option and SAR Agreements and Terms

All Options and SARs shall be granted within ten years from January 26, 2005 and be evidenced by Option agreements or SARs agreements which shall be executed on behalf of the Parent Company and by the respective Optionees or Holders.  The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Option Price. The option price per Share shall be determined by the Committee but, in the case of Incentive Stock Option, shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant.  With respect to any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

(b) Restrictions on Transferability. No Option or SAR shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee or Holder, shall be exercisable only by him or her. Upon the death of an Optionee or Holder, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options or SARs only in accordance with the provisions of Paragraph 8(f).

(c) Payment Upon Exercise of Options.  Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, either (i) by surrendering Shares with an aggregate Fair Market Value equal to the aggregate option price, (ii) by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve or (iii) at the election of the Optionee, and if the Committee, in its sole discretion approves, by surrendering the Option in exchange for issuance of a number of shares equal to the difference between the exercise price of the Option and the Fair Market Value of the Shares subject to the Option.

(d) Issuance of Certificates Upon Exercise of Options; Payment of Cash.  Only whole Shares shall be issuable upon exercise of Options.  Any right to a fractional Share shall be satisfied in cash.  Upon payment of the option price, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company; provided, however, that in the case of the exercise of a Non-Qualified Option, the Optionee has remitted to his employer an amount, determined by such employer, necessary to satisfy applicable federal, state or local tax-withholding requirements, or made other arrangements with his or her employer for the satisfaction of such tax-withholding requirements.  The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable.  The Parent Company shall use its best efforts to effect such listing and compliance.

(e) Issuance of Certificates Upon Exercise of SARs; Payment of Cash.  Upon exercise of an SAR, its Value shall be payable in cash, or in Shares or such combination of cash and Shares as is selected by the Holder and approved by the Committee in its sole discretion.  Any Shares that may be due upon exercise of an SAR shall be delivered to the Holder by the Parent Company and any payment of cash shall be made by the employer of the Holder.  The employer of the Holder shall deduct from the amount of  any cash so payable an amount necessary to satisfy applicable federal, state, or local tax-withholding requirements.  If no cash is payable (or if the amount of cash payable is insufficient to satisfy applicable tax-withholding requirements), no Shares shall be delivered by the Parent Company to the Holder until the Holder remits to his or her employer an amount, determined by such employer, necessary to satisfy applicable federal, state, or local tax-withholding requirements or makes other arrangements for the satisfaction of such tax-withholding requirements.  The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable.  The Parent Company shall use its best efforts to effect such listing and compliance.

(f) Periods of Exercise of Options and SARs.  An Option or SAR shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the Option or SAR agreement; provided, however, that, unless otherwise determined by the Committee, no Option or SAR shall be exercisable before one year or after five years from the Date of Grant in the case of an Option or SAR granted to a Ten Percent Shareholder, or before one year or after ten years from the Date of Grant in all other cases, except as provided below:

(i) In the event that an Optionee or Holder ceases to be employed by the Company for any reason other than retirement, disability (as determined by the Committee) or death, any Option or SAR held by such Optionee or Holder shall not be exercisable after the date the Optionee or Holder ceases to be employed by the Company unless otherwise determined by the Committee and set forth in the Option or SAR agreement or a written amendment thereto; provided, however, that in no event shall an Option or SAR be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder or after ten years from the Date of Grant in all other cases;

(ii) If an Optionee or Holder ceases to be employed by the Company, and if such cessation of employment is due to the disability (as determined by the Committee) or the retirement of the Optionee or Holder, he or she shall have the right to exercise his or her Options or SARs until the last day of the sixth month following cessation of employment, or such longer period as the Committee may determine and set out in writing, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option or SAR shall not be exercisable; provided, however, that in no event shall an Option or SAR be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder or after ten years from the Date of Grant in all other cases;

(iii) In the event that an Optionee or Holder ceases to be employed by the Company by reason of his or her death, any Incentive Stock Option, Non-Qualified Option or SAR held by such Optionee or Holder shall be exercisable, the person to whom the rights of the Optionee shall be passed by will or by the laws of descent and distribution, until the last day of the twelfth month following the date of the Optionee’s or Holder’s death, or such longer period as the Committee may determine and set out in writing, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option or SAR shall not be exercisable; provided, however, that in no event shall an Option or SAR be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder or after ten years from the Date of Grant in all other cases.

(g) Date of Exercise.  The date of exercise of an Option or SAR shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided, however, that the Parent Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option or SAR until the Optionee shall have made payment in full of the option price for such Shares.  Each such exercise shall be irrevocable when given.  Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option, SAR, or combination thereof, being exercised; (ii) must, in the case of the exercise of an Option, include a statement of preference (which shall not be binding on the Committee) as to the manner in which payment to the Parent Company shall be made (Shares or cash or a combination of Shares and cash); and (iii) must, in the case of the exercise of an SAR, include a statement of preference (which shall not be binding on the Committee) as to the manner in which payment to the Holder shall be made other than only in cash (Shares or cash or a combination of Shares and cash).

(h) Termination of Employment.  For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

(i) Multiple Grants of Incentive Stock Options, Non-Qualified Options and SARs. The grant, exercise, termination or expiration of any Incentive Stock Option, Non-Qualified Option or SAR shall have no effect upon any other Incentive Stock Option, Non-Qualified Option or SAR held by the same Optionee or Holder; provided, however, that the Committee may, in its sole discretion, provide in the Option agreement or SARs agreement that the exercise of a certain number of SARs is conditioned upon the exercise of a certain number of Options or provide that an SAR shall otherwise be attached to Options granted under the Plan.  All SARs which are attached to Options shall be subject to the following terms:

(A) such SAR shall expire no later than the Option to which it is attached;

(B) such SAR shall be for an amount no more than the excess of the Fair Market Value of the Shares subject to the attached Option on the date such SAR is exercised over the option price of such Option;

(C) such SAR shall be subject to the same restrictions on transferability as the Option to which it is attached;

(D) such SAR shall be exercisable only when the Option to which it attached is eligible to be exercised;

(E) such SAR shall be exercisable only when the Fair Market Value of the Shares subject to the attached Option exceeds the option price of such Option; and

(F) such SAR shall expire upon the exercise of the Option to which it is attached. Upon exercise of an SAR which is attached to an Option, the Option to which the SAR is attached shall expire.

9. Limitation on Grant of Incentive Stock Options

The aggregate Fair Market Value (determined as of the time options are granted) of the Shares for which any employee may be granted Incentive Stock Options that first become exercisable in any one calendar year under the Plan and any other plan of his or her employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 425(e) and (f) of the Code, shall not exceed $100,000.

10. Rights As Shareholders With Respect to Options and SARs

Neither an Optionee nor a Holder shall have any right as a shareholder with respect to any Shares subject to his or her Options or SARs until the date of the issuance of a stock certificate to him or her for such Shares.

11. Restricted Stock Awards

The grant of a Restricted Stock Award shall be subject to the following terms and conditions:

(a) Grant of Restricted Stock Award. Any Restricted Stock granted under the Plan shall be evidenced by an agreement executed by the Company and the Holder, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of Shares subject to the Award, (ii) the Restriction Period applicable to each Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the Performance Goals that must be achieved in order for the restriction to be removed from the Award, (v) the extent to which the Holder’s right to receive the Shares under the Award will be forfeited if the Performance Goals are not met, and (vi) whether the Restricted Stock is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

(b) Delivery of Restricted Stock.  Upon determination of the number of shares of Restricted Stock that are to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of Shares be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company.

(c) Dividend Equivalents.  Notwithstanding any provision of the Plan to the contrary, a Holder who has been granted a Restricted Stock Award pursuant to this Paragraph 11 may, at the discretion of the Committee, be credited as of dividend payment dates during the Restriction Period with Dividend Equivalents with respect to the Shares underlying the Restricted Stock Award.  Such Dividend Equivalents shall be credited to an account established on behalf of the Holder by the Company. The Dividend Equivalents credited under this Paragraph (c) shall be notionally reinvested in Shares and shall be converted into additional Shares under such formula, at such time, and subject to such limitations as may be determined by the Committee.

(d) Receipt of Common Stock.  At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Shares by the removal of the restrictive legends from the Restricted Stock.  Thereafter, Shares equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Holder. The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

(e) Termination By Reason of Death, Disability or Retirement.  Unless otherwise determined by the Committee, if a Holder ceases to be employed by the Company and such cessation of employment is due to the Holder’s death, disability (as determined by the Committee) or retirement, the vested portion of the Restricted Stock, if any, shall become nonforfeitable. The non-vested portion of the Restricted Stock shall be forfeited as of the date of such termination of employment.

(f) Other Termination.  Unless otherwise determined by the Committee at the time of grant, if a Holder ceases to be employed by the Company and such cessation of  employment is due to any reason other than for death, disability (as determined by the Committee), retirement, or Qualifying Termination, any Restricted Stock with respect to which the Restriction Period has not expired shall be forfeited.

12. Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Board shall make appropriate adjustments in the aggregate number of Shares that may be covered by Options, SARs or Restricted Stock Awards under the Plan, the number of Shares subject to, and the option price of, each then-outstanding Option, the number of then-outstanding SARs and the Fair Market Value of Shares upon which the Value of such SARs is based, and the number of Shares subject to each then-outstanding Restricted Stock Award.

13. Mergers, Dispositions and Certain Other Transactions

Effective January 1, 2012, notwithstanding any provision of this Plan to the contrary, if, during the Restriction Period of any Restricted Stock Award, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, then all Restricted Stock Awards shall become nonforfeitable and immediately payable in cash upon the Qualifying Termination of the Holder, to the extent then still outstanding.  Except as otherwise provided in the foregoing sentence of this Paragraph 13, if, during the term of any Option or SAR, or during the Restriction Period of any Restricted Stock Award, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options, SARs or Restricted Stock Awards outstanding or, notwithstanding any other provision of the Plan, to take any of the following courses of action:

(a) Not less than 15 days or more than 60 days prior to any such transaction, all Optionees and Holders shall be notified that their Options and SARs shall expire on the 15th day after the date of such notice, in which event all Optionees and Holders shall have the right to exercise all of their Options and SARs prior to such new expiration date; or

(b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options and stock appreciation rights to the Optionees and Holders to acquire shares, or stock appreciation rights in shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, or the value of such stock appreciation rights, shall not be greater than the excess of the Fair Market Value of the Shares over the option price of Options (or, in the case of an SAR, the Value of such SAR) , immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

(c) The Parent Company shall provide that all Restricted Stock Awards that are outstanding on the date of the merger, consolidation, combination or acquisition shall become nonforfeitable or immediately payable in cash; or

(d) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Holders to realize the value of rights granted to them under the Plan.

14. Plan Not to Affect Employment

Neither the Plan nor any Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

15. Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422A of the Code, that the Non-Qualified Options and Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

16. Amendments

(a) The Plan may be amended by the Board, but any amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan upon exercise of Options or SARs or upon the grant of a Restricted Stock Award (otherwise than pursuant to Paragraph 12), that changes the class of Eligible Participants, or that otherwise requires the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities Exchange Act of 1934, shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable state law and the terms of the Parent Company’s Articles of Incorporation, as then in effect, to make the amendment effective.  No outstanding Option, SAR or Restricted Stock Award shall be affected by any such amendment without the written consent of the Optionee, Holder, or other person then entitled to exercise such Option or SAR or receive Shares pursuant to such Restricted Stock Award.

(b) Subject to the provisions of the Plan, the Committee may amend any Option agreement, SARs agreement or Restricted Stock agreement, subject to the consent of the affected Optionee or Holder if such amendment is not favorable to the Optionee or Holder or if such amendment has the effect of changing an Incentive Stock Option to a Non Qualified Option, except that the consent of the Optionee or Holder shall not be required for any amendment made pursuant to Paragraph 13 hereof.

17. Compliance with Section 162(m) of the Code

This Plan is intended to comply with Section 162(m) of the Code with respect to qualified performance-based Awards that may be awarded by the Committee to Eligible Participants. For this purpose, an Award shall constitute qualified performance-based compensation to the extent that it is granted by the Committee on account of the attainment of one or more pre-established, objective performance goals established by the Committee, the material terms of which are disclosed to the shareholders of the Parent Company and satisfaction of such performance goals are certified by the Committee.

18. Securities Laws

The Committee shall have the power to make each Award under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, including Rule 16b-3 (or any similar rule), of the Securities and Exchange Commission.

19. Effective Date and Term of Plan

The Plan shall expire no later than January 26, 2015, unless sooner terminated by the Board. Any Incentive Stock Option granted before the approval of the Plan by the Parent Company’s shareholders shall be expressly conditioned upon, and shall not be exercisable until, such shareholder approval.

20. General

Each Option, SAR or Restricted Stock Award shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option or SAR, or pursuant to a Restricted Stock Award, shall be subject to all of the applicable requirements of the New Jersey Business Corporation Act and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation of the Parent Company, as amended from time to time.  Among other things, the Optionee or Holder may be required to deliver an investment representation to the Company in connection with any exercise of an Option or SAR, or in connection with the receipt of Shares pursuant to a Restricted Stock Award, or to agree to refrain from selling or otherwise disposing of the Shares required for a specified period of time or on specified terms.

21. Indemnification

Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further act on his or her part, to indemnity from the Parent Company and limitation of liability to the fullest extent provided by applicable law and by the Parent Company’s Articles of Incorporation and/or By laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards hereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

APPENDIX 2

SOUTH JERSEY INDUSTRIES
2012 ANNUAL INCENTIVE COMPENSATION PLAN

Effective January 1, 2012

1. Purpose of the Plan

The purpose of the Plan is to provide a link between compensation and performance, to motivate participants to achieve corporate performance objectives and to enable South Jersey Industries (hereinafter the “Company” or “SJI”) to attract and retain high quality Eligible Employees.

2. Definitions

As used herein, the following definitions shall apply:

(a)  “Affiliated Entity” means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its subsidiaries or Affiliated Entities or a combination thereof.  For purposes hereof, the Company, a subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

(b) “Board” means the Board of Directors of the Company.

(c) “Annual Cash Incentive” means a cash payment made pursuant to the Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board.

(f)  “Company” means South Jersey Industries, a New Jersey corporation.

(g) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m) of the Code.

(h) “Director” means a non-Employee member of the Board.

(i)  “Eligible Employee” means any Employee who is selected for participation in the Plan by the Committee.

(j)  “Employee” means any person who is in the employ of the Company, a subsidiary or an Affiliated Entity, subject to the control and direction of the Company, the subsidiary or the Affiliated Entity as to both the work to be performed and the manner and method of performance.  Neither service as a Director nor fees received from, the Company, the subsidiary or the Affiliated Entity for service as a Director shall be sufficient to constitute Employee status.

(k) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(l)  “Performance Goal” means any measurable criterion tied to the success of the Company and based on one or more of the business criteria described in Section 6.

(m)  “Performance Period” means a fixed period established by the Committee that may range in duration from a minimum period of twelve (12) months to a maximum period of thirty-six (36) months and over which the attainment of the applicable Performance Goals set by the Committee is to be measured.

(n) “Plan” means the South Jersey Industries 2012 Annual Incentive Compensation Plan.

3. Administration of the Plan

(a) The Committee.  The Plan shall be administered by the Committee (or a subcommittee of the Committee) which shall be comprised of two or more Directors eligible to serve on a committee awarding Annual Cash Incentive payments qualifying as Performance-Based Compensation.

(b) Powers of the Committee.  Subject the provisions of the Plan (including any other powers given to the Committee hereunder), the Committee shall have the authority, in its discretion, to:

(i) establish the duration of each Performance Period;

(ii) select the Eligible Employees who are to participate in the Plan for that Performance Period;

(iii) determine the specific Performance Goal or Goals for each Performance Period and the relative weighting of those goals, establish one or more designated levels of attainment for each such goals and set the Annual Cash Incentive potential for each participant at each corresponding level of attainment;

(iv) certify the level at which the applicable Performance Goal or Goals are attained for the Performance Period and determine the actual Annual Cash Incentive for each participant in an amount not to exceed his or her maximum Annual Cash Incentive potential for the certified level of attainment;

(v) exercise discretionary authority, when appropriate, to reduce the actual Annual Cash Incentive payable to any participant below his or her Annual Cash Incentive potential for the attained level of the Performance Goal(s) for the Performance Period;

(vi) construe and interpret the terms of the Plan and Annual Cash Incentives awarded under the Plan;

(vii) establish additional terms, conditions, rules or procedures for the administration of the Plan; provided, however, that no Annual Cash Incentive shall be awarded under any such additional terms, conditions, rules or procedures which are inconsistent with the provisions of the Plan; and

(viii) take such other action, non inconsistent with the terms of the Plan, as the Committee deems appropriate.

All decisions and determinations by the Committee shall be final, conclusive and binding on the Company, its subsidiaries, Affiliated Entities, the participants, and any other persons having or claiming an interest hereunder.

(c) Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee who administer the Plan shall be defended and indemnified by the Company, to the extent permitted by law, on an after-tax basis against (i) all reasonable expenses (including attorneys’ fees) actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Annual Cash Incentive awarded hereunder and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

4. Coverage

All Eligible Employees shall be covered by the Plan, except to the extent the Committee may elect to exclude one or more Eligible Employees from participation in a designated Performance Period.

5. Terms and Conditions of Annual Cash Incentive Awards.

(a) Pre-Established Performance Goals.  Payment of Annual Cash Incentivees shall be based solely on account of the attainment of one or more pre-established, objective Performance Goals over the designated Performance Period.  The Committee shall establish one or more objective Performance Goals with respect to each Eligible Employee in writing not later than 90 days after the commencement of the Performance Period to which the Performance Goals relate or the date on which twenty-five percent (25%) of such Performance Period has been completed (or such other date as may be required or permitted under Section 162(m) of the Code), provided that the outcome of the Performance Goals must be substantially uncertain at the time of their establishment.  Performance Goals shall be based solely on one or more of the business criteria described in Section 6 and shall be weighted, equally or in such other proportion as the Committee shall determine at the time such Performance Goals are established, for the purposes of determining the actual Annual Cash Incentive amounts that may become payable upon the attainment of those goals.  For each Performance Goal, the Committee may designate one or more levels of attainment and set the Annual Cash Incentive potential for each Eligible Employee at each of those performance levels.  Alternatively, the Committee may establish a linear formula for determining the Annual Cash Incentive potential at various points of Performance Goal attainment.  Under no circumstance, however, shall the aggregate Annual Cash Incentive potential for any participant for any Performance Period exceed the applicable maximum dollar amount set forth in Section 5(d).

(b) Committee Certification.  As soon as administratively practicable following the completion of the Performance Period, the Committee shall certify the actual levels of performance attained for the period determined, on the basis of those certified levels, the actual Annual Cash Incentive amount to be paid to each Eligible Employee for the Performance Period.  The certification shall be final, conclusive and binding on the participant, and on all other persons, to the maximum extent permitted by law.

(c) Committee Discretion.  The Committee, in determining the amount of the Annual Cash Incentive actually to be paid to an Eligible Employee, shall not award a Annual Cash Incentive in excess of the dollar amount determined on the basis of the Annual Cash Incentive potential established for the particular level at which each of the applicable Performance Goals for the Performance Period is attained.  If the actual level of performance attained is between two of the designated performance levels, the Annual Cash Incentive amounts will be interpolated on a straight-line basis between those two levels.  In addition, the Committee shall have the discretion to reduce or eliminate the Annual Cash Incentive that would otherwise be payable with respect to one or more Performance Goals on the basis of the certified level of attained performance of those goals.  In exercising its discretion to reduce the Annual Cash Incentive payable to any participant, the Committee may utilize such objective or subjective criteria as the Committee deems appropriate in its sole and absolute discretion.  The Committee shall not waive any Performance Goal applicable to a participant’s Annual Cash Incentive potential for a particular Performance Period, provided that, the Committee may, in its sole discretion, waive the Performance Goal for a particular Performance Period in the event of the participant’s death or disability or under such circumstances as the Committee deems appropriate in the event a Change in Control should occur prior to the completion of that Performance Period.  For purposes of the Plan, a Change in Control shall have the same definition as set forth in the Company’s Stock Plan (or any successor to that plan).

(d) Individual Limitations on Awards.  Notwithstanding any other provision of the Plan, the maximum amount of any Annual Cash Incentive paid to a Covered Employee or other Eligible Employee under the Plan shall be limited to One Million Dollars ($1,000,000) per each twelve (12) month period (or portion thereof) included within the applicable Performance Period.

(e) Payment Date.  Payment of Annual Cash Incentive amounts shall be made as soon as administratively practicable thereafter, but in any event, no later than March 15 of the year following the year in which the Performance Period ends.  No participant shall accrue any right to receive a Annual Cash Incentive award under the Plan unless that participant remains in Employee status until the payment date for that Annual Cash Incentive following the completion of the Performance Period.  Accordingly, no Annual Cash Incentive payment shall be made to any participant who ceases Employee status prior to the payment date for the Annual Cash Incentive; provided, however, that the Committee shall have complete discretion to award a full or pro-rated Annual Cash Incentive, based on the level at which the applicable Performance Goals are attained for the Performance Period, to a participant who ceases Employee status prior to such payment date by reason of death or disability or in connection with an involuntary reduction in force.

(f) Withholding Tax.  To the extent required by applicable federal, state, local or foreign law, each employer shall withhold all applicable taxes from all Annual Cash Incentive amounts.

6. Business Criteria

(a) Permitted Criteria.  Performance Goals established by the Committee may be based on any one of, or combination of, the following:  earnings; earnings per share (actual or targeted growth); earnings before interest and taxes; pretax earnings before interest, depreciation, amortization; revenues; sales; debt level; cost reduction targets; cash flow (including but not limited to free cash flow, net cash flow, net cash flow before financing activities, cash flow from operations, increase in cash flow return); capital expenditures; weighted average cost of capital; debt/proved reserves; net income or gross income (including but not limited to income after capital costs and income before or after taxes); operating income; expense; working capital; operating or profit margin; pre-tax margin; contribution margin; return factors (including, but not limited to return on equity, capital employed, or investment; risk adjusted on capital; return on investors’ capital; return on average equity; return on assets; and return on net assets); book value; operating expenses (including, but not limited to lease operating expenses, severance taxes and other production taxes, gathering and transportation and general and administrative costs); unit costs; net borrowing, debt leverage levels, credit quality, or debt ratings; accomplishment of mergers, acquisitions, dispositions, or similar business transactions (including, but not limited to acquisition goals based on value of assets acquired or similar objectives); debt to debt plus stockholder equity; total shareholder return; comparative shareholder return; market price per share; book value per share; net asset value per share; growth measures; debt to total capitalization ratio; asset quality levels; investments; economic value added; stock price appreciation; market capitalization; accounts receivables day sales outstanding; accounts receivables to sales; achievement of balance sheet or income statement objectives; market share; assets; asset sale targets; non-performing assets; satisfactory internal or external audits; improvement of financial ratings; charge-offs; regulatory compliance; employee retention/attrition rates; individual business objectives; risk management activities, corporate value measures which may be objectively determined (including ethics, compliance, environmental, diversity commitment, and safety); amount of the oil and gas reserves; costs of finding oil and gas reserves; reserve replacement ratio, reserve additions, or other reserve level measures; drilling results; natural gas and/or oil production, production and reserve growth; refinery runs; refined product measures; implementation or completion of critical projects or processes; production volume; sales volume; production efficiency; inventory to sales; and inventory turns.  Such Performance Goals may be measured not only in terms of the Company’s performance but also in terms of its performance relative to the performance of other entities or may be measured on the basis of the performance of any of the Company’s business units or divisions or any parent or subsidiary entity.  Performance may also be measured on an absolute basis, relative to internal business plans, or based on growth.  As may be applicable, they may also be measured in aggregate or on a per share basis.  Performance Goals need not be uniform among participants.

(b) Authorized Adjustments.  To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of Performance Goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements.  To the extent permitted by Section 162(m) of the Code, in setting the Performance Goals within the period prescribed in Section 5(a), the Committee may provide for appropriate adjustment as it deems appropriate, including for one or more of the following items:  asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or Financial Account Standards Board statements or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting Performance Goals.

7. Effective Date and Term of Plan

The Plan is effective on January 1, 2012.  Assuming that stockholder approval is obtained, the Plan shall continue in effect until Board terminates it or until stockholder approval again is required for the Plan to meet the requirements of Code Section 162(m) but is not obtained.

8. Amendment, Suspension or Termination of the Plan

The Board may at any time amend, suspend or terminate the Plan.  However, any amendment or modification of the Plan shall be subject to stockholder approval to the extent required under Code Section 162(m) or other applicable law or regulation.

9. General Provisions

(a) Transferability.  No participant in the Plan shall have the right to transfer, alienate, pledge or encumber his or her interest in the Plan, and such interest shall not (to the maximum permitted by law) be subject to the claims of the participant’s creditors or to attachment, execution or other process of law.  However, if a participant dies before payment is made of the actual Annual Cash Incentive to which he or she has become entitled under the Plan, then that Annual Cash Incentive shall be paid to the executor or other legal representative of his or her estate.

(b) No Rights to Employment.  Neither the action of the Company in establishing or maintaining the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in Employee status for any period of specific duration, and each participant shall at all times remain an Employee at-will and may accordingly be discharged at any time, with or without cause and with or without advance notice of such discharge.

(c) Acknowledgement of Authority.  All Annual Cash Incentivees shall be awarded conditional upon the participant’s acknowledgement, by participation in the Plan, that all decisions and determinations of the Committee shall be final and binding on the participant, his or her beneficiaries and any other person having or claiming an interest in such Annual Cash Incentive.

(d) Company Policies.  All Annual Cash Incentivees under the Plan shall be subject to any applicable policies of the Company adopted from time to time by the Board.

(e) Unfunded Obligation.  Employees eligible to participate in the Plan shall have the status of general unsecured creditors of the Company.  Any amounts payable to eligible Employees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including (without limitation) Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  Employees shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

(f) Reliance on Reports.  Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries or Affiliated Entities and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself.  In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(g) Successors.  The terms and conditions of the Plan, together with the obligations and liabilities of the Company that accrue hereunder, shall be binding upon any successor to the Company, whether by way of merger, consolidation, reorganization or other change in ownership or control of the Company.

(h) Section 409A.  The Plan is intended to comply with the short-term deferral rule set forth in the regulations under Section 409A of the Code in order to avoid application of Section 409A of the Code to the Plan.  If and to the extent that any payment under this Plan is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, this Plan shall be administered so that such payments are made in accordance with the requirements of Section 409A of the Code.  If an award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, and (iii) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.  Any award granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such award shall be postponed for six months following the date of the participant’s separation from service, if required by Section 409A of the Code.  If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period.  If the participant dies during such a six-month period, any postponed amounts shall be paid within 90 days of the participant’s death.  The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

(i) Governing Law.  The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the State of New Jersey, without giving effect to the conflict of law provisions thereof.

IN WITNESS WHEREOF, _______________, by its duly authorized officer acting in accordance with a resolution duly adopted by the Board of Directors of SJI, has executed this Plan on ______________, 2011, effective as of January 1, 2012.

Directions to The Mansion on Main Street
for the Annual Meeting of Shareholders

The Mansion on Main Street
3000 Main Street, Voorhees, NJ 08043
Versailles Room on the 3rd level
Free valet parking available

From Philadelphia:

Ben Franklin Bridge to route 70 East. Follow to Route 73 South. Follow to Evesham Road. Turn right on Evesham Road. Continue for 1 1/2 miles. Turn left into Main Street Complex.

From North Jersey:

New Jersey Turnpike South to Exit 4. Follow Route 73 South. Follow to Evesham Road. Turn right on Evesham Road. Continue for 1 1/2 miles. Turn left into Main Street Complex .

From South Jersey /Atlantic City:

Atlantic City Expressway to Route 73 North. Continue on Route 73 North to Evesham Road. Turn left on Evesham Road. Continue for 1 1/2 miles. Turn left into Main Street Complex.

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

SOUTH JERSEY INDUSTRIES, INC.

INTERNET

http://www.proxyvoting.com/sji

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
18928

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